Exhibit 4.1

MARKWEST ENERGY PARTNERS, L.P.,

MARKWEST ENERGY FINANCE CORPORATION, as Issuers,

THE SUBSIDIARIES NAMED HEREIN, as Subsidiary Guarantors

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

4.875% Senior Notes due 2025

FIFTEENTH SUPPLEMENTAL INDENTURE

Dated as of June 2, 2015

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Supplemental Indenture Section(s)
310	(a)(1)	8.10
	(a)(2)	8.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	8.10
	(b)	8.10
	(c)	N.A.
311	(a)	8.11
	(b)	8.11
	(c)	N.A.
312	(a)	3.08
	(b)	13.02
	(c)	13.02
313	(a)	8.06
	(b)(1)	N.A.
	(b)(2)	8.06
	(c)	8.06; 13.02
	(d)	8.06
314	(a)	5.03; 5.16; 13.02
	(b)	N.A.
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05
	(f)	N.A.
315	(a)	7.01
	(b)	8.05; 13.02
	(c)	8.01
	(d)	8.01; 7.05
	(e)	7.11
316	(a)(last sentence)	3.11
	(a)(1)(A)	7.05
	(a)(1)(B)	7.04
	(a)(2)	N.A.
	(b)	7.07
	(c)	10.04
317	(a)(1)	7.08
	(a)(2)	7.09
	(b)	3.07
318	(a)	13.01
	(b)	N.A.
	(c)	13.01

N.A. means not applicable.

*This Cross-Reference Table is not part of this Supplemental Indenture.

i

Page

Section 13.13	Table of Contents, Headings, Etc.	92

Subsidiary Guarantors	Schedule A
Form of Note	Exhibit A
Form of Guarantee	Exhibit B
Form of Supplemental Indenture	Exhibit C

v

THIS FIFTEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of June 2, 2015 is among MarkWest Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), MarkWest Energy Finance Corporation, a Delaware corporation (“MarkWest Finance” and, together with the Partnership, the “Issuers”), the Subsidiary Guarantors (as defined herein) listed on Schedule A hereto, and Wells Fargo Bank, National Association, a national banking association, as Trustee under the Indenture, dated as of November 2, 2010, among the Issuers, the Subsidiary Guarantors named therein and the Trustee (the “Base Indenture” and, as amended and supplemented by this Supplemental Indenture, in respect of the 4.875% Senior Notes due 2025, the “Indenture”).

RECITALS

The Issuers, certain of the Subsidiary Guarantors and the Trustee have duly authorized, executed and delivered the Base Indenture to provide for the issuance from time to time of the Issuers’ debentures, notes, bonds or other evidences of indebtedness, to be issued in one or more series unlimited as to principal amount (herein called “Debt Securities”), which Debt Securities may be guaranteed by each of the Subsidiary Guarantors, as the Base Indenture provides.

Section 9.01 of the Base Indenture provides, among other things, that the Issuers, the Subsidiary Guarantors and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Debt Securities, to establish the form or terms of any Debt Security as permitted by Sections 2.01 and 2.03 of the Base Indenture.

Pursuant to Sections 2.01 and 2.03 of the Base Indenture, the Issuers desire to execute this Supplemental Indenture to establish the form and terms, and to provide for the issuance, of a seventh series of senior notes designated as 4.875% Senior Notes due 2025 in an aggregate principal amount of $1,200,000,000 (the “Initial Notes”).

From time to time subsequent to the Issue Date, the Issuers may, if permitted to do so pursuant to the terms of the Indenture, the Initial Notes and the terms of their other Indebtedness existing on such future date, issue additional senior notes of the same series as the Initial Notes in accordance with this Supplemental Indenture (the “Additional Notes” and, together with the Initial Notes, the “Notes”), pursuant to this Supplemental Indenture.

The Issuers and the Subsidiary Guarantors are members of the same consolidated group of companies. The Subsidiary Guarantors will derive direct and indirect economic benefit from the issuance of the Notes. Accordingly, each Subsidiary Guarantor has duly authorized the execution and delivery of this Supplemental Indenture to provide for its full, unconditional and joint and several Guarantee of the Notes to the extent provided in or pursuant to the Indenture.

The Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of an indenture qualified under such Act and shall, to the extent applicable, be governed by such provisions.

All things necessary have been done to make the Notes, when executed by the Issuers and authenticated and delivered hereunder and duly issued by the Issuers, the valid obligations of the Issuers, and all things necessary have been done to make the Guarantees thereof, when the Notes have been executed by the Issuers and authenticated and delivered hereunder and duly issued by the Issuers, the valid obligations of the Subsidiary Guarantors.

All things necessary to make this Supplemental Indenture a valid agreement of each of the Issuers and the Subsidiary Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I
APPLICATION OF SUPPLEMENTAL INDENTURE

Section 1.01                             Application of this Supplemental Indenture.

Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including as provided in Section 1.02 below, are expressly and solely for the benefit of the Holders of the Notes and the Guarantees and shall not apply to any other series of Debt Securities that have been issued or that may be issued hereafter under the Base Indenture. The Notes constitute a series of Debt Securities as provided in the Base Indenture. Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture, and not the Base Indenture or any other document.

Section 1.02                             Effect of Supplemental Indenture.

With respect to the Notes (and any notation of Guarantee endorsed thereon) only, the Base Indenture shall be supplemented and amended pursuant to Section 9.01 thereof to establish the form and terms of the Notes (and any notation of Guarantee endorsed thereon) as set forth in this Supplemental Indenture, including as follows:

(a)                                 Definitions. Article I of the Base Indenture is deleted and replaced in its entirety by the provisions of Article II of this Supplemental Indenture;

(b)                                 Security Forms. Article II of the Base Indenture is deleted and replaced in its entirety by the provisions of Article III of this Supplemental Indenture;

(c)                                  Redemption. The provisions of Article III of the Base Indenture are deleted and replaced in their entirety by the provisions of Article IV of this Supplemental Indenture;

(d)                                 Covenants. The provisions of Article IV of the Base Indenture are deleted and replaced in their entirety by the provisions of Article V of this Supplemental Indenture;

(e)                                  Holders’ Lists and Reports by Trustee. The provisions of Article V of the Base Indenture are deleted in their entirety;

(f)                                   Remedies of the Trustee and Holders in Event of Default. The provisions of Article VI of the Base Indenture are deleted and replaced in their entirety by the provisions of Article VII of this Supplemental Indenture;

(g)                                  The Trustee. The provisions of Article VII of the Base Indenture are deleted and replaced in their entirety by the provisions of Article VIII of this Supplemental Indenture;

(h)                                 The Holders. The provisions of Article VIII of the Base Indenture are deleted in their entirety;

(i)                                     Supplemental Indentures. The provisions of Article IX of the Base Indenture are deleted and replaced in their entirety by the provisions of Article X of this Supplemental Indenture;

(j)                                    Consolidation, Merger, Sale of Assets. The provisions of Article X of the Base Indenture are deleted and replaced in their entirety by the provisions of Article VI of this Supplemental Indenture;

(k)                                 Satisfaction and Discharge; Defeasance. The provisions of Article XI of the Base Indenture are deleted and replaced in their entirety by the provisions of Article IX and Article XII of this Supplemental Indenture;

(l)                                     Guarantees. The provisions of Article XIV of the Base Indenture are deleted and replaced in their entirety by the provisions of Article XI of this Supplemental Indenture; and

(m)                             Miscellaneous.  The provisions of Article XIII of the Base Indenture are deleted and replaced in their entirety by the provisions of Article XIII of this Supplemental Indenture:

To the extent that the provisions of this Supplemental Indenture (including those referred to in clauses (a) through (m) above) conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling, solely with respect to the Notes (and any notation of Guarantee endorsed thereon).

ARTICLE II
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 2.01                             Definitions.

“Acquired Debt” means, with respect to any specified Person:

(a)                                 Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness that is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specified Person; and

(b)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings. Notwithstanding the preceding, the term “Affiliate” shall not include a Restricted Subsidiary of any specified Person.

“Agent” means any Registrar or Paying Agent.

“Asset Sale” means:

(a)                                 the sale, lease, conveyance or other disposition of any assets, other than dispositions of any products, equipment or services in the ordinary course of business; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 5.06 and/or the provisions of Article VI hereof and not by the provisions of Section 5.07; and

(b)                                 the issuance of Equity Interests by any of the Partnership’s Restricted Subsidiaries or the sale by the Partnership or any of its Restricted Subsidiaries of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(a)                                 any single transaction or series of related transactions that: (i) involves assets having a fair market value of less than $25.0 million; or (ii) results in net proceeds to the Partnership and its Restricted Subsidiaries of less than $25.0 million;

(b)                                 a transfer of assets between or among the Partnership and its Restricted Subsidiaries;

(c)                                  an issuance or sale of Equity Interests by a Restricted Subsidiary to the Partnership or to another Restricted Subsidiary of the Partnership;

(d)                                 a Restricted Payment that is permitted under Section 5.08 hereof or a Permitted Investment;

(e)                                  the sale or other disposition of cash or Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;

(f)                                   any trade or exchange by the Partnership or any of its Restricted Subsidiaries of assets for properties or assets owned or held by another Person, provided that the fair market value of the assets traded or exchanged by the Partnership or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the fair market value of the assets (together with any cash) to be received by the Partnership or such Restricted Subsidiary, and provided further that any cash received must be applied in accordance with the provisions of Section 5.07 hereof;

(g)                                  surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(h)                                 the creation or perfection of a Lien that is not prohibited by Section 5.07;

(i)                                     dispositions in connection with Permitted Liens; and

(j)                                    the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property.

“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means, with respect to the Partnership, the Board of Directors of the General Partner, or any authorized committee of such Board of Directors, and with respect to MarkWest Finance or any other Subsidiary of the Partnership, the Board of Directors or managing members of such Person.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP. Notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease pursuant to GAAP as in effect on the Issue Date will be deemed not to represent a Capital Lease Obligation.

“Cash Equivalents” means:

(a)                                 United States dollars or, in an amount up to the amount necessary or appropriate to fund local operating expenses, other currencies;

(b)                                 securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(c)                                  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 365 days, demand and overnight bank deposits and other similar types of investments routinely offered by commercial banks, in each case, with any domestic commercial bank having a combined capital and surplus in excess of $500.0 million and a Thomson BankWatch Rating of “B” or better or any commercial bank of any other country that is a member of the Organization for Economic Cooperation and Development (“OECD”) and has total assets in excess of $500.0 million;

(d)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e)                                  commercial paper having one of the two highest ratings obtainable from Moody’s or Standard & Poor’s and in each case maturing within six months after the date of acquisition; and

(f)                                   money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

“Certificated Note” means a Note in certificated form registered in the name of the Holder thereof and issued in accordance with Article III hereof, in substantially the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Change of Control” means the occurrence of any of the following:

(a)                                 the direct or indirect lease, sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Equity Interests of the Restricted Subsidiaries) of the Partnership and its Restricted Subsidiaries taken as a whole, to any “person”

(as that term is used in Section 13(d)(3) of the Exchange Act), which disposition is followed by a Rating Decline within 90 days thereafter;

(b)                                 the adoption of a plan relating to the liquidation or dissolution of the Partnership or the removal of the General Partner by the limited partners of the Partnership;

(c)                                  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the MarkWest Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares, units or the like, which occurrence is followed by a Rating Decline within 90 days thereafter;

(d)                                 the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Partnership, measured by voting power rather than number of shares, units or the like, at a time when the Partnership still Beneficially Owns more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares, units or the like, which occurrence is followed by a Rating Decline within 90 days thereafter; or

(e)                                  the first day on which a majority of the members of the Board of Directors of the General Partner are not Continuing Directors, which occurrence is followed by a Rating Decline within 90 days thereafter.

Notwithstanding the preceding, a conversion of the Partnership from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for capital stock in a corporation, for member interests in a limited liability company or for Equity Interests in such other form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the MarkWest Group Beneficially Owns, directly or indirectly, in the aggregate more than 50% of the Voting Stock of such entity, or continues to Beneficially Own a sufficient percentage of Voting Stock of such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder, and any successor thereto.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes, calculated as if the maturity date of the Notes were March 1, 2025 (the date three months prior to the stated maturity of the Notes), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes, calculated as if the maturity date of the Notes were March 1, 2025 (the date three months prior to the stated maturity of the Notes).

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

(a)                                 an amount equal to any net loss realized by such Person and its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(b)                                 provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(c)                                  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments, made or received pursuant to interest-rate Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(d)                                 depreciation, depletion and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(e)                                  unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses are deducted in computing such Consolidated Net Income; plus

(f)                                   all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; minus

(g)                                  non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, depletion and amortization and other non-cash charges of, a Restricted Subsidiary of the Partnership shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Partnership only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Partnership by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements (other than the Indenture, the Notes or its Guarantee), instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders, partners or members.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(a)                                 Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(b)                                 the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement (other than the Indenture, the Notes or its Guarantee), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(c)                                  the cumulative effect of a change in accounting principles shall be excluded;

(d)                                 unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation, those resulting from the application of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815, shall be excluded; and

(e)                                  any charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity shall be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (1) all current liabilities reflected in such balance sheet, and (2) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the General Partner who (1) was a member of such Board of Directors on the

Issue Date or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office” shall be at the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to the Issuers.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated July 1, 2010, among the Partnership, the banks parties thereto and Wells Fargo Bank, National Association, as administrative agent, consisting of a revolver loan, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Credit Facilities” means, with respect to the Partnership, MarkWest Finance or any Restricted Subsidiary, one or more credit facilities, indentures or commercial paper facilities, including the Credit Agreement, providing for revolving credit loans, term loans, capital market financings, private placements, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for fraud, misapplication of cash, waste, willful destruction, bad faith and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Debt Security” or “Debt Securities” has the meaning stated in the first recital of this Supplemental Indenture.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 3.06 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of the Indenture.

“Disqualified Equity” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity solely because the holders thereof have the right to require the Partnership or any of its Restricted Subsidiaries to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Equity if the terms of such

Equity Interest provide that the Partnership or Restricted Subsidiary may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with Section 5.08 hereof.

“Domestic Subsidiary” means any Restricted Subsidiary of the Partnership that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means:

(a)                                 in the case of a corporation, corporate stock;

(b)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)                                  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited);

(d)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and

(e)                                  all warrants, options or other rights to acquire any of the interests described in clauses (a) through (d) above (but excluding any debt security that is convertible into, or exchangeable for, any of the interests described in clauses (a) through (d) above).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Partnership and its Restricted Subsidiaries in existence on the Issue Date.

The term “fair market value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the General Partner in the case of amounts of $50.0 million or more and otherwise by an Officer of the General Partner.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, redeems, defeases or otherwise retires any Indebtedness (other than revolving credit borrowings not constituting a permanent commitment reduction) or issues, repurchases or redeems Disqualified Equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, redemption, defeasance or other retirement of Indebtedness, or such issuance, repurchase or redemption of Disqualified Equity, and the application of the net proceeds thereof as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(a)                                 acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business), and including in each case any related financing transactions (including repayment of Indebtedness) during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of such Person (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

(b)                                 the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

(c)                                  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(d)                                 interest on outstanding Indebtedness of the specified Person or any of its Restricted Subsidiaries as of the last day of the four-quarter reference period shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such last day after giving effect to any Hedging Obligation then in effect; and

(e)                                  if interest on any Indebtedness incurred by the specified Person or any of its Restricted Subsidiaries on such date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect on the last day of the four-quarter reference period will be deemed to have been in effect during such period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(a)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to interest-rate Hedging Obligations; plus

(b)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(c)                                  any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(d)                                 all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Equity of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Equity) or to such Person or a Restricted Subsidiary of such Person;

in each case, on a consolidated basis and determined in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of the Partnership that (a) is not a Domestic Subsidiary and (b) has 50% or more of its assets located outside the United States or any territory thereof.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“General Partner” means MarkWest Energy GP, L.L.C., a Delaware limited liability company, and its successors and permitted assigns as general partner of the Partnership.

“Global Note Legend” means the legend set forth in Section 3.02, which is required to be placed on all Global Notes issued under the Indenture.

“Global Note” means a  Note in global form registered in the name of the Depositary or its nominee and issued in accordance with Article III hereof, in substantially the form of Exhibit A hereto, bearing the Global Note Legend and having the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

The term “guarantee” means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets, or through letters of credit or reimbursement, “claw-back,” “make-well,” or “keep-well” agreements in respect thereof, of all or any part of any Indebtedness. The term “guarantee” used as a verb has a corresponding meaning.  The term “guarantor” shall mean any Person providing a guarantee of any obligation.

“Guarantee” means, individually and collectively, the guarantees given by the Subsidiary Guarantors pursuant to Article XI hereof, including a notation in the Notes substantially in the form attached hereto as Exhibit B.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness or other Obligations of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred) which are expressly subordinate in right of payment to the Obligations of such Subsidiary Guarantor under its Guarantee pursuant to a written agreement.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under interest rate and commodity price swap agreements, interest rate and commodity price cap agreements, interest rate and commodity price collar agreements and foreign currency and commodity price exchange agreements, options or futures contracts or other similar agreements or arrangements or Hydrocarbon hedge contracts or Hydrocarbon forward sales contracts, in each case designed to protect such Person against fluctuations in interest rates, foreign exchange rates, or commodities prices.

“Holder,” “Holder of Notes” or other similar terms means the Person in whose name a Note is registered in the Register (as defined in Section 3.06).

“Hydrocarbons” means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(a)                                 in respect of borrowed money;

(b)                                 evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c)                                  in respect of bankers’ acceptances;

(d)                                 representing Capital Lease Obligations;

(e)                                  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable incurred in the ordinary course of business;

(f)                                   representing Disqualified Equity; or

(g)                                  representing any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit, Disqualified Equity and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person, provided that a guarantee otherwise permitted by the Indenture to be incurred by the Partnership or any of its Restricted Subsidiaries of Indebtedness incurred by the Partnership or a Restricted Subsidiary in compliance with the terms of the Indenture shall not constitute a separate incurrence of Indebtedness.  The term “Indebtedness” excludes, however, any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender of other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

The amount of any Indebtedness outstanding as of any date shall be:

(a)                                 the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

(b)                                 in the case of any Hedging Obligation, the termination value of the agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such date;

(c)                                  in the case of any letter of credit, the maximum potential liability thereunder; and

(d)                                 the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

For purposes of clause (f) of the first paragraph of this definition, Disqualified Equity shall be valued at the maximum fixed redemption, repayment or repurchase price, which shall be calculated in accordance with the terms of such Disqualified Equity as if such Disqualified Equity were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Disqualified Equity is not then permitted by its terms to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Disqualified Equity. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional Obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer thereof dated such date prepared in accordance with GAAP, but that such security shall be deemed to have been incurred only on the date of the original issuance thereof.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Partnership.

“Interest Payment Date” means Stated Maturity of an installment of interest on the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by Standard & Poor’s.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other Obligations), advances (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender and commission, moving, travel and similar advances to officers and employees made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of

Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant in Section 5.08 hereof, (1) the term “Investment” shall include the portion (proportionate to the Partnership’s Equity Interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Partnership or any of its Restricted Subsidiaries at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Partnership or such Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in such Subsidiary at the time immediately before the effectiveness of such redesignation less the portion (proportionate to the Partnership’s or such Restricted Subsidiary’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the General Partner. If the Partnership or any Restricted Subsidiary of the Partnership sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Partnership such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Partnership, the Partnership shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of.

“Issue Date” means June 2, 2015.

“Issuer Order” means a written request or order signed on behalf of each Issuer by an Officer thereof and delivered to the Trustee.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Partnership in which the Partnership or any of its Restricted Subsidiaries makes any Investment.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of Denver, Colorado, Dallas, Texas or New York, New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, charge, security interest, hypothecation, assignment for security, claim, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof, any option or other agreement to grant a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“MarkWest Group” means, collectively, the Partnership and each Person which is a direct or indirect Subsidiary of the Partnership.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the consolidated net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(a)                                 the aggregate gain (but not loss in excess of such aggregate gain), together with any related provision for taxes on such gain, realized in connection with:

(i)                                     any Asset Sale; or

(ii)                                  the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(b)                                 any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means, with respect to any Asset Sale or sale of Equity Interests, the aggregate proceeds received by the Partnership or any of its Restricted Subsidiaries in cash or Cash Equivalents in respect of any Asset Sale or sale of Equity Interests (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any such sale but excluding any non-cash consideration deemed to be cash for purposes of Sections 4.09 and 5.07 hereof), net of, without duplication, (1) the direct costs relating to such Asset Sale or sale of Equity Interests, including, without limitation, brokerage commissions and legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or Equity Interests that were the subject of such Asset Sale or sale of Equity Interests, (3) all distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and (4) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or Equity Interests or for liabilities associated with such Asset Sale or sale of Equity Interests and retained by the Partnership or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Partnership or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Non-Recourse Debt” means Indebtedness as to which:

(a)                                 neither the Partnership nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise except for Customary Recourse Exceptions, or (iii) constitutes the lender of such Indebtedness; and

(b)                                 as to which the lenders will not have any recourse to the stock or assets of the Partnership or any of its Restricted Subsidiaries, except as contemplated by clause (n) of the definition of “Permitted Liens,” and except for Customary Recourse Exceptions.

“Note Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person (or, with respect to the Partnership, so long as it remains a partnership, the General Partner).

“Officers’ Certificate” means a certificate signed on behalf of each of the Partnership and MarkWest Finance by two of its Officers, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, that, to the extent applicable, meets the requirements of Section 13.04 hereof.

“Operating Company” means MarkWest Energy Operating Company, L.L.C., a Delaware limited liability company, and its successors.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.04 hereof.  The counsel may be an employee of or counsel to the Partnership, MarkWest Finance or the General Partner (or any Subsidiary Guarantor, if applicable), any Subsidiary of the Partnership or the Trustee.

“Partnership” means MarkWest Energy Partners, L.P., a Delaware limited partnership, and its successors.

“Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of MarkWest Energy Partners, L.P., dated as of February 21, 2008, as such may be amended, modified or supplemented from time to time.

“Permitted Business” means either (1) gathering, transporting, treating, processing, marketing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto including entering into Hedging Obligations to support these businesses, or (2) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code.

“Permitted Business Investments” means Investments by the Partnership or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Partnership or in any Joint Venture, provided that:

(a)                                 either (i) at the time of such Investment and immediately thereafter, the Partnership could incur $1.00 of additional Indebtedness under Section 5.09(a) or (ii) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in Section 5.08) not previously expended at the time of making such Investment;

(b)                                 if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (i) all such Indebtedness is Non-Recourse Debt or is owed to the Partnership or one of its Restricted Subsidiaries or (ii) it is Indebtedness of such Unrestricted Subsidiary or Joint Venture that could, at the time such Investment is made and, if later, at the time any such Indebtedness is incurred, be incurred by the Partnership and its Restricted Subsidiaries in accordance with the limitation on Indebtedness set forth in Section 5.09(a); and

(c)                                  such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of the Permitted Business.

“Permitted Investments” means:

(a)                                 any Permitted Business Investment;

(b)                                 any Investment in, or that results in the creation of, any Restricted Subsidiary of the Partnership;

(c)                                  any Investment in the Partnership or in a Restricted Subsidiary of the Partnership (excluding redemptions, purchases, acquisitions or other retirements of Equity Interests in the Partnership but including purchases of its Notes);

(d)                                 any Investment in cash or Cash Equivalents;

(e)                                  any Investment by the Partnership or any Restricted Subsidiary of the Partnership in a Person if as a result of such Investment:

(i)                                     such Person becomes a Restricted Subsidiary of the Partnership; or

(ii)                                  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Partnership or a Restricted Subsidiary of the Partnership;

(f)                                   any Investment made as a result of the receipt of consideration consisting of other than cash or Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with Section 5.07, including pursuant to clause (f) of the items deemed not to be Asset Sales in the definition of that term;

(g)                                  any Investment in a Person solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of the Partnership;

(h)                                 Investments in stock, obligations or securities received in settlement of debts owing to the Partnership or any of its Restricted Subsidiaries as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Partnership or any such Restricted Subsidiary, in each case as to debt owing to the Partnership or any such Restricted Subsidiary that arose in the ordinary course of business of the Partnership or any such Restricted Subsidiary;

(i)                                     any Investment in Hedging Obligations permitted to be incurred under Section 5.09 hereof; and

(j)                                    other Investments in any Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (j) since the Issue Date and existing at the time of the Investment, which is the subject of the determination, was made, not to exceed the greater of (i) $250.0 million and (ii) 5.0% of Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (j) is made in any Person that is not a Restricted Subsidiary of the Partnership at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Partnership after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (b) above and shall cease to have been made pursuant to this clause (j) for so long as such Person continues to be a Restricted Subsidiary of the Partnership.

“Permitted Liens” means:

(a)                                 Liens securing Indebtedness under any of the Credit Facilities;

(b)                                 Liens in favor of the Partnership or any of its Restricted Subsidiaries;

(c)                                  any interest or title of a lessor in the property subject to a Capital Lease Obligation;

(d)                                 Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Partnership or any Restricted Subsidiary of the Partnership, provided that such Liens were in existence prior to, and were not obtained in contemplation of, such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Partnership or such Restricted Subsidiary;

(e)                                  Liens on property existing at the time of acquisition thereof by the Partnership or any Restricted Subsidiary of the Partnership, provided that such Liens were in existence prior to, and were not obtained in contemplation of, such acquisition and relate solely to such property, accessions thereto and the proceeds thereof;

(f)                                   Liens to secure the performance of tenders, bids, leases, statutory obligations, surety or appeal bonds, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(g)                                  Liens on any property or asset acquired, constructed or improved by the Partnership or any Restricted Subsidiary, which (a) are in favor of the seller of such property or asset, in favor of the Person constructing or improving such property or asset, or in favor of the

Person that provided the funding for the acquisition, construction or improvement of such property or asset, (b) are created within 360 days after the date of acquisition, construction or improvement, (c) secure the purchase price or construction or improvement cost, as the case may be, of such property or asset in an amount not to exceed the lesser of (i) the cost to the Partnership and its Restricted Subsidiaries of such acquisition, construction or improvement of such asset or property and (ii) 100% of the fair market value of such acquisition, construction or improvement of such property or asset, and (d) are limited to the asset or property so acquired, constructed or improved (including proceeds thereof, accessions thereto and upgrades thereof);

(h)                                 Liens to secure performance of Hedging Obligations of the Partnership or a Restricted Subsidiary;

(i)                                     Liens existing on the Issue Date;

(j)                                    Liens arising under operating agreements, joint venture agreements, partnership agreements, construction agreements, oil and gas leases, farmout agreements, division orders, agreements for the purchase, gathering, processing, sale, transportation or exchange of Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of the Partnership’s or any Restricted Subsidiary’s business that are customary in the Permitted Business;

(k)                                 Liens securing the Obligations of the Issuers under the Notes and the Indenture and of the Subsidiary Guarantors under the Guarantees;

(l)                                     Liens upon specific items of inventory, receivables or other goods or proceeds of the Partnership or any of its Restricted Subsidiaries securing such Person’s Obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by Section 5.09 hereof;

(m)                             Liens securing any Indebtedness equally and ratably with all Obligations due under the Notes or any Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to Section 5.10 hereof;

(n)                                 Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Partnership or any Restricted Subsidiary of the Partnership to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(o)                                 Liens incurred in the ordinary course of business of the Partnership or any Restricted Subsidiary of the Partnership, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens incurred pursuant to this clause (o) does not exceed the greater of $250.0 million or 5.0% of the Consolidated Net Tangible Assets of the Partnership; and

(p)                                 any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (a) through (o) above; provided, however, that (i) the principal amount of Indebtedness secured by such Lien does not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal, extension, refinancing or refunding of such Lien plus all accrued interest on the Indebtedness secured thereby and the amount of all fees, expenses and premiums incurred in connection therewith, and (ii) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinancing or refunding are encumbered thereby.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Partnership or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Partnership or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(a)                                 the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of, plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of necessary fees and expenses incurred in connection therewith and any premiums paid on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded);

(b)                                 such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(c)                                  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantees, as the case may be, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(d)                                 such Indebtedness is not incurred (other than by way of a guarantee) by a Restricted Subsidiary (other than MarkWest Finance) if the Partnership is the issuer or other primary obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or any other entity.

“Prospectus” means the final prospectus of the Issuers dated May 28, 2015 relating to the offering of the Initial Notes.

“Rating Agency” means each of Standard & Poor’s and Moody’s, or if Standard & Poor’s or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers (as certified by a resolution of the Board of Directors of the General Partner) which shall be substituted for Standard & Poor’s or Moody’s, or both, as the case may be.

“Rating Category” means:

(a)                                 with respect to S&P, any of the following categories:  AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(b)                                 with respect to Moody’s, any of the following categories:  Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Ratings Decline” means a decrease in the rating of the Notes by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories, namely + or - for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation.

“Reference Treasury Dealer” means each of Wells Fargo Securities, LLC and another primary U.S. government securities dealer in the United States (a ‘‘Primary Treasury Dealer’’) selected by the Partnership, and their respective successors; provided, however, that if either of the foregoing shall not be a Primary Treasury Dealer at the appropriate time, the Partnership shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

“Reporting Default” means a Default described in Section 7.01(d).

“Responsible Officer,” when used with respect to the Trustee, means the officer in the Corporate Trust Department of the Trustee having direct responsibility for administration of the Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary. Notwithstanding anything in the Indenture to the contrary, each of MarkWest Finance and the Operating Company shall be a Restricted Subsidiary of the Partnership.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act and the Exchange Act, as such Regulation is in effect on the Issue Date.

“Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent Obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Partnership or MarkWest Finance (whether outstanding on the Issue Date or thereafter incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” means, with respect to any Person:

(a)                                 any corporation, association or other business entity (other than an entity referred to in clause (b) below) of which more than 50% of the total Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)                                 any partnership (whether general or limited), limited liability company or joint venture (i) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (ii) if there is more than a single general partner or member, either (1) the only general partners, members, managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (2) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership, limited liability company or joint venture, respectively, plus in the case of both subclauses (1) and (2) of this clause (b) it consolidates the financial results of such partnership, limited liability company or joint venture with its own financial results in accordance with GAAP.

“Subsidiary Guarantors” means each of:

(a)                                 each Restricted Subsidiary of the Partnership that provides a Guarantee on the Issue Date;

(b)                                 any other Subsidiary of the Partnership that becomes a Subsidiary Guarantor in accordance with the provisions of Section 5.13 and Article XI hereof; and

(c)                                  their respective successors and assigns.

in each case until such Subsidiary Guarantor ceases to be such in accordance with the Indenture. Notwithstanding anything in the Indenture to the contrary, MarkWest Finance shall not be a Subsidiary Guarantor.

“Tax Payment” means any payment of foreign, federal, state or local tax liabilities.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§77aaa-77bbbb), as in effect on the date on which this Supplemental Indenture was executed and, to the extent required by law, as amended.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed by the Partnership as of the second Business Day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trustee” initially means Wells Fargo Bank, National Association and any other Person or Persons appointed as such from time to time pursuant to the Indenture, and, subject to the provisions of Article VIII, includes its or their successors and assigns.

“2012 Issue Date” means August 10, 2012, the initial date of issuance of the Issuers’ 5.5% Senior Notes due 2023.

“U.S. Government Obligations” means securities that are (1) direct Obligations of the United States of America for the payment of which its full faith and credit is pledged; (2) Obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (1) or (2) above, are not callable or redeemable at the option of the issuers thereof; or (3) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

“Unrestricted Subsidiary” means MarkWest Liberty Midstream & Resources, L.L.C., a Delaware limited liability company, MarkWest Utica EMG, L.L.C., a Delaware limited liability company, MarkWest Panola Pipeline L.L.C., a Texas limited liability company, West Relay Gathering Company, L.L.C., a Delaware limited liability company, and any Subsidiary of the Partnership (other than MarkWest Finance or the Operating Company) that is designated by the Board of Directors of the General Partner as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (1) has no Indebtedness (other than Non-Recourse Debt) owing to any Person other than the Partnership or any of its Restricted Subsidiaries, except to the extent permitted by subclause (b)(ii) of the definition of “Permitted Business Investments”; (2) except as permitted by Section 5.12 hereof, is not a party to any agreement, contract, arrangement or understanding with the Partnership or any Restricted Subsidiary of the Partnership unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Partnership or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Partnership; (3) is a Person with respect to which neither the Partnership nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Partnership or any of its Restricted Subsidiaries, except to the extent such guarantee or credit support would be released upon such designation.  All Subsidiaries of an Unrestricted Subsidiary shall be also Unrestricted Subsidiaries.  Notwithstanding anything in the Indenture to the contrary, neither MarkWest Finance nor the Operating Company shall be designated as an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Partnership as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a Board Resolution of the General Partner giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 5.08 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Partnership as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 5.09 hereof, the Partnership shall be in default of such covenant.

“Voting Stock” of any Person as of any date means the Equity Interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of such Person (regardless of whether, at the time, Equity Interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness.

Section 2.02                             Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	5.12
“Additional Notes”	Recitals
“Alternate Offer”	5.06(f)
“Asset Sale Offer”	4.09
“Base Indenture”	Preamble
“Calculation Date”	2.01 (definition of Fixed Charge Coverage Ratio)
“Change of Control Offer”	5.06(a)
“Change of Control Payment”	5.06(a)

Term	Defined in Section
“Change of Control Payment Date”	5.06(b)
“Covenant Defeasance”	9.03
“Discharge”	12.01
“DTC”	3.06
“Event of Default”	7.01
“Excess Proceeds”	5.07(c)
“Guarantee”	14.01
“Incremental Funds”	5.08
“incur”	5.09
“Indenture”	Preamble
“Initial Notes”	Recitals
“Issuers”	Preamble
“Legal Defeasance”	9.02
“MarkWest Finance”	Preamble
“Notes”	Recitals
“Offer Amount”	4.09
“Offer Period”	4.09
“Paying Agent”	3.06
“Payment Default”	7.01
“Permitted Debt”	5.09
“Purchase Date”	4.09
“Register”	3.06
“Registrar”	3.06
“Regular Record Date”	3.03
“Restricted Payments”	5.08

Section 2.03                             Incorporation by Reference of Trust Indenture Act.

Whenever the Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of the Indenture.

The following TIA term used in this Supplemental Indenture has the following meaning:

“obligor” on the Notes means the Partnership, MarkWest Finance or any Subsidiary Guarantor and any successor obligor upon the Notes.

All other terms used in this Supplemental Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 2.04                             Rules of Construction.

Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 words in the singular include the plural, and in the plural include the singular;

(e)                                  provisions apply to successive events and transactions;

(f)                                   references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(g)                                  unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Supplemental Indenture; and

(h)                                 the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE III

THE NOTES

Section 3.01                             Forms Generally.

The Notes and the Trustee’s certificate of authentication shall be in substantially the form set forth in Exhibit A hereto, and the notations of Guarantee shall be in substantially the form set forth in Exhibit B hereto.  The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Notes as evidenced by their execution thereof.

The terms and provisions contained in the Notes (including the notations of Guarantees) shall constitute, and are hereby expressly made, a part of the Indenture, and the Issuers, the Subsidiary Guarantors and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Certificated Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

The Initial Notes shall be issued initially in the form of a Global Note, which shall be deposited with the Trustee, as Note Custodian. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the schedule attached to such Global Note or on other records of the Trustee, acting as Note Custodian.

Section 3.02                             Form of Legend for Global Notes.

Every Global Note authenticated and delivered under the Indenture shall bear the Global Note Legend in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Section 3.03                             Title and Terms.

The Notes shall be titled the “4.875% Senior Notes due 2025.” The Trustee shall authenticate the Notes to be authenticated and delivered under this Supplemental Indenture on the Issue Date in an aggregate amount equal to $1,200,000,000, upon delivery of an Issuer Order.

The Notes will mature on June 1, 2025. Interest on the Notes will accrue at the rate of 4.875% per annum and will be payable semiannually in cash on each Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the May 15 and November 15 (the “Regular Record Date”) immediately preceding the applicable Interest Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding the actual Interest Payment Date.  If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

The Notes shall be redeemable as provided in Article IV and subject to Defeasance and Covenant Defeasance as provided in Article IX. The Notes shall have such other terms as are indicated in Exhibit A.

Section 3.04                             Denominations.

The Notes shall be issuable only in fully registered form without coupons and only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 3.05                             Execution and Authentication.

One Officer of the Partnership and one Officer of MarkWest Finance shall sign the Notes for the Partnership and MarkWest Finance, respectively, by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  Such signature shall be conclusive evidence that the Note has been authenticated under the Indenture.

The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is unlimited.  The Issuers may, subject to Section 5.09 and applicable law, issue Additional Notes under the Indenture.  The Initial Notes and any Additional Notes subsequently issued shall be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase.

At any time and from time to time after the execution of this Supplemental Indenture, the Trustee shall, upon receipt of an Issuer Order, authenticate Notes for original issue in an aggregate principal amount specified in such Issuer Order.  The Issuer Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.  The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in the Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of either of the Issuers.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Exhibit A, signed manually in the name of the Trustee by an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Note to the Trustee for cancellation as provided in Section 3.15, for all purposes of the Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of the Indenture.

Section 3.06                             Registration, Registration of Transfer and Exchange.

The Issuers and the Subsidiary Guarantors shall maintain in the continental United States a registrar with an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and a paying agent with an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register (the “Register”) of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without prior notice to any Holder.  The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to the Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes at the Corporate Trust Office.

Upon surrender for registration of transfer of any Note at the office of the Registrar, the Issuers shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of like tenor and aggregate principal amount.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuers evidencing the same debt, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuers or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax or other governmental taxes and fees that may be imposed by law or the Indenture in connection with any registration of transfer or exchange of Notes.

If the Notes are to be redeemed in part, the Issuers shall not be required (A) to register the transfer of or exchange any Notes during a period of 15 days before a selection of Notes for redemption under Section 4.02, or (B) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. Further, the Issuers shall not be required to register the transfer of or exchange any Notes between a record date and the next succeeding Interest Payment Date.

The provisions of clauses (a) through (d) below shall apply only to Global Notes:

(a)                                 Each Global Note authenticated under the Indenture shall be registered in the name of the Depositary designated for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of the Indenture.

(b)                                 Notwithstanding any other provision in the Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof, unless (A) such Depositary (i) has notified the Issuers that it is no longer willing or able to discharge its responsibilities properly as Depositary for such Global Note or (ii) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Issuers have not appointed a qualified successor within 90 days, (B) an Event of Default has occurred and is continuing and the Depositary has notified the Issuers and the Trustee of its desire to exchange such Global Note for Certificated Notes or (C) subject to the Depositary’s rules, the Issuers, at their option, have elected to terminate the book-entry system through the Depositary.

(c)                                  Subject to clause (b) above, any exchange of a Global Note for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary for such Global Note shall direct.

(d)                                 Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Section or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

Section 3.07                             Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest, on the Notes, and will notify the Trustee of any default by the Partnership, MarkWest Finance or the Subsidiary Guarantors in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or a Subsidiary Guarantor) shall have no further liability for the money.  If an Issuer or a Subsidiary Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Partnership or MarkWest Finance, the Trustee shall serve as Paying Agent for the Notes.

Section 3.08                             Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA Section 312(a).

Section 3.09                             Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee or either of the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Issuer Order, shall authenticate a replacement Note (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) if the Trustee’s requirements are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Subsidiary Guarantors, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuers may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and the Subsidiary Guarantors and shall be entitled to all of the benefits of the Indenture equally and proportionately with all other Notes duly issued hereunder.  The provisions of this Section 3.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Notes.

Section 3.10                             Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interests in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.  Except as set forth in Section 3.11 hereof, a Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note.

If a Note is replaced pursuant to Section 3.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 5.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than an Issuer or a Subsidiary or an Affiliate of an Issuer) holds, on a redemption date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 3.11                             Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by an Issuer, by any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Partnership or any Subsidiary Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 3.12                             Payment of Interest; Interest Rights Preserved.

If a Holder of more than $1.0 million in aggregate principal amount of the Notes has given wire transfer instructions to an account within the United States the Issuers, the Issuers will make all payments of principal of, premium, if any, and interest on the Notes in accordance with those instructions.  All other payments in respect of the Notes shall be made at the office or agency of the Paying Agent in Dallas, Texas; provided that the Issuers may, at their option, pay interest on the Notes by check mailed to the Holders at their registered address as it appears in the Register.

The Company shall pay principal of, premium, if any, and interest on the Global Notes registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such Global Notes.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest.

If any of the Partnership, MarkWest Finance or any Subsidiary Guarantor defaults in a payment of interest on the Notes, it or they (to the extent of their obligations under the Guarantees) shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 3.03 hereof.  The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note, the special record date and the date of the proposed payment.  The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section, each Note delivered under the Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 3.13                             Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Issuers, the Subsidiary Guarantors, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of, and any premium and (subject to Section 407) any interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuers, the Subsidiary Guarantors, the Trustee nor any of their respective agents shall be affected by notice to the contrary.

None of the Issuers, the Subsidiary Guarantors, the Trustee, nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Beneficial Ownership interests of a Note or for maintaining, supervising or reviewing any records relating to such Beneficial Ownership interests.

Section 3.14                             Temporary Notes.

Until Certificated Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Issuer Order, shall authenticate temporary Notes (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors).  Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers shall prepare and the Trustee, upon receipt of an Issuer Order, shall authenticate Certificated Notes (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of the Indenture.

Section 3.15                             Cancellation.

Either of the Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall treat such canceled Notes in accordance with its documents retention policies.  The Issuers may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

Section 3.16                             Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.17                             Global Securities.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 3.18                             CUSIP Numbers.

The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if they do so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE IV

REDEMPTION AND PREPAYMENT OF NOTES

Section 4.01                             Notices to Trustee.

If an Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 4.07 hereof, it shall furnish to the Trustee, at least ten Business Days (unless a shorter period is acceptable to the Trustee) before the date of giving notice of the redemption pursuant to Section 4.03, an Officers’ Certificate setting forth (i) the clause of this Supplemental Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) whether it requests the Trustee to give notice of such redemption.  Any such notice may be cancelled at any time prior to the mailing of notice of such redemption to any Holder and shall thereby be void and of no effect.

Section 4.02                             Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(a)                                 if the Notes are listed for trading on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are so listed; or

(b)                                 if the Notes are not so listed or there are no such requirements, on a pro rata basis (or, in the case of Notes in global form, the Trustee will select Notes for redemption based on DTC’s method that most nearly approximates a pro rata selection), by lot or by such method as the Trustee shall deem fair and appropriate.

No Notes of $2,000 or less shall be redeemed in part.  Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption without condition become due on the date fixed for redemption.  On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption unless the Issuers default in making such redemption payment.

Section 4.03                             Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a Legal Defeasance, Covenant Defeasance or Discharge.

Any such redemption may, at the discretion of the Partnership, be subject to one or more conditions precedent. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and, if applicable, shall state that, in the discretion of the Partnership, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption by delayed to a date later than 60 days after the date on which such notice was sent), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed.

The notice shall identify the Notes to be redeemed (including the series, issue date, interest rate, maturity date, certificate number and CUSIP numbers) and shall state:

(a)                                 the redemption date;

(b)                                 the redemption price (if then determined and otherwise the basis for its determination);

(c)                                  if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)                                 the name and address of the Paying Agent;

(e)                                  that Notes called for redemption (other than a Global Note) must be surrendered to the Paying Agent to collect the redemption price;

(f)                                   that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)                                  the paragraph of the Notes and/or Section of this Supplemental Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)                                 that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

If any of the Notes to be redeemed is in the form of a Global Note, then the Issuers shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemption.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, as provided in Section 4.01, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 4.04                             Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 4.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

Section 4.05                             Deposit of Redemption Price.

Not later than 11:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent (or, if the Partnership or a Subsidiary thereof is acting as its own Paying Agent, segregate and hold in trust as provided in Section 3.07 hereof) money sufficient to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 3.03 hereof.

Section 4.06                             Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon receipt of an Issuer Order, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) equal in principal amount to the unredeemed portion of the Note surrendered.

Section 4.07                             Optional Redemption.

The Issuers may redeem all or, from time to time, a part of the Notes, at a redemption price equal to:

(i)                                     if the redemption date is prior to March 1, 2025, the greater of (a) 100% of the principal amount of the Notes or (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to March 1, 2025 (exclusive of any accrued interest) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points; or

(ii)                                  if the redemption date is on or after March 1, 2025, 100% of the aggregate principal amount of the Notes to be redeemed,

plus, in each case, any interest accrued but not paid to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

The Issuers may also redeem all of the Notes at the time, at the redemption price and subject to the conditions set forth in Section 5.06(h).

Any redemption pursuant to this Section 4.07 shall be made pursuant to the provisions of Section 4.01 through 4.06 hereof.

Section 4.08                             Mandatory Redemption.

Except for any repurchase offers required to be made pursuant to Sections 5.06 and 5.07 hereof, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the Holders.

Section 4.09                             Offer to Purchase by Application of Net Proceeds.

In the event that, pursuant to Section 5.07 hereof, the Partnership shall be required to commence a pro rata offer (an “Asset Sale Offer”) to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the Net Proceeds of sales of assets to purchase Notes and such other pair passu Indebtedness, it shall follow the procedures specified below.

The Asset Sale Offer shall remain open for a period of at least 30 days following its commencement but no longer than 60 days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  Promptly after the termination of the Offer Period (the “Purchase Date”), the Partnership shall purchase the principal amount of Notes required to be purchased pursuant to Section 5.07 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered and not withdrawn in response to the Asset Sale Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

Upon the commencement of an Asset Sale Offer, the Partnership shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The Asset Sale Offer shall be made to all Holders.  The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(a)                                 that the Asset Sale Offer is being made pursuant to this Section 4.09 and Section 5.07 hereof and the length of time the Asset Sale Offer shall remain open;

(b)                                 the Offer Amount, the purchase price and the Purchase Date;

(c)                                  that any Note not validly tendered or accepted for payment shall continue to accrue interest;

(d)                                 that, unless the Partnership defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(e)                                  that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Partnership, a depositary, if appointed by the Partnership, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(f)                                   that Holders shall be entitled to withdraw their election if the Partnership, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(g)                                  that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof, shall be purchased); and

(h)                                 that Holders whose Notes were purchased only in part shall be issued new Notes (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary

Guarantors) equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On the Purchase Date, the Partnership shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Offer Amount has been validly tendered and not properly withdrawn, all Notes so tendered and not withdrawn, shall deposit by 11:00 a.m., New York City time, with the Paying Agent or depositary an amount equal to the purchase price in respect of all Notes or portions thereof accepted for payment, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Partnership in accordance with the terms of this Section 4.09.  Upon surrender and cancellation of a Certificated Note that is purchased in part, the Issuers shall promptly issue and the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver to the surrendering Holder of such Certificated Note a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; provided that each such new Certificated Note shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  Respecting a Global Note that is purchased in part pursuant to an Asset Sale Offer, the Trustee shall make an endorsement thereon to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 3.06 hereof.  The depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Partnership for purchase, and the Issuers shall promptly issue a new Note (in each case, accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors), and the Trustee, upon receipt of an Issuer Order, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Partnership to the Holder thereof.  The Partnership shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

ARTICLE V

COVENANTS

Section 5.01                             Payment of Notes.

The Issuers shall pay or cause to be paid the principal of and premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than an Issuer or any Subsidiary Guarantor thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium at the then applicable interest rate on the Notes to the extent lawful.  The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, without regard to any applicable grace period, at the same rate to the extent lawful.

Section 5.02                             Maintenance of Office or Agency.

The Issuers shall maintain in the continental United States an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar), where Notes may be surrendered or presented for payment, where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers or the Subsidiary Guarantors in respect of the Notes and the Indenture may be served.  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 3.06.

Section 5.03                             Compliance Certificate.

(a)                                 The Issuers and the Subsidiary Guarantors shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers and the Restricted Subsidiaries of the Partnership during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and the Subsidiary Guarantors have kept, observed, performed and fulfilled their respective obligations under the Indenture and the Guarantees, respectively, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each of such Issuers and such Subsidiary Guarantors, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in the Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of the Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action such Issuer or such Subsidiary Guarantor, as the case may be, is taking or proposes to take with respect thereto).

(b)                                 Each of the Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of the General Partner or MarkWest Finance becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 5.04                             Taxes.

The Issuers shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 5.05                             Stay, Extension and Usury Laws.

Each of the Issuers and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and each of the Issuers and the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 5.06                             Change of Control.

(a)                                 If a Change of Control occurs, each Holder of Notes shall have the right to require the Partnership to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Partnership shall offer a “Change of Control Payment” in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”), subject to the rights of any Holder in whose name a Note is registered on a record date occurring prior to the Change of Control Payment Date to receive interest due on an Interest Payment Date that is on or prior to such Change of Control Payment Date. Within 30 days following any Change of Control, the Partnership shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. The Partnership shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 5.06, the Partnership shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 5.06 by virtue of such compliance.

(b)                                 Within 30 days following any Change of Control, the Partnership shall mail by first class mail, a notice to each Holder, with a copy of such notice to the Trustee.  The notice, which shall govern the terms of the Change of Control Offer, shall state, among other things:

(i)                                     that a Change of Control has occurred and a Change of Control Offer is being made as provided for herein, and that, although Holders are not required to tender their Notes, all Notes that are validly tendered shall be accepted for payment;

(ii)                                  the Change of Control Payment and the Change of Control Payment Date, which will be no earlier than 30 days and no later than 60 days after the date such notice is mailed (the “Change of Control Payment Date”);

(iii)                               that any Note accepted for payment pursuant to the Change of Control Offer (and duly paid for on the Change of Control Payment Date) shall cease to accrue interest after the Change of Control Payment Date;

(iv)                              that any Notes (or portions thereof) not validly tendered shall continue to accrue interest;

(v)                                 that any Holder electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Partnership, a depositary, if appointed by the Partnership, or a Paying Agent at the address specified in the notice at least one (1) Business Day before the Change of Control Payment Date;

(vi)                              that Holders shall be entitled to withdraw their election if the Partnership, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

(vii)                           the instructions and any other information necessary to enable Holders to tender their Notes (or portions thereof) and have such Notes (or portions thereof) purchased pursuant to the Change of Control Offer.

(c)                                  On or before the Change of Control Payment Date, the Partnership shall, to the extent lawful, accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer.  Promptly after such acceptance, on the Change of Control Payment Date, the Partnership will:

(i)                                     deposit by 11:00 a.m., New York City time, with the Paying Agent or depositary an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(ii)                                  deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Partnership.

(d)                                 On the Change of Control Payment Date, the Paying Agent shall mail to each Holder of Notes accepted for payment the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of DTC), and the Issuers shall promptly issue a new Note (in each case, accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors), and the Trustee, upon receipt of an Issuer Order, shall authenticate and mail (or cause to be transferred by book entry) to each Holder such new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  The Partnership shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e)                                  The provisions described in this Section 5.06 that require the Partnership to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether or not any other provisions of the Indenture are applicable.

(f)                                   Notwithstanding the other provisions of this Section 5.06, the Partnership shall not be required to make a Change of Control Offer upon a Change of Control, and a Holder will not have the right to require that the Partnership repurchase any Notes pursuant to a Change of Control Offer, if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Partnership and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, (2) notice of redemption of all outstanding Notes has been given pursuant to the Indenture, unless and until there is a default in payment of the applicable redemption price, or (3) in connection with or in contemplation of any Change of Control, the Partnership has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer.

(g)                                  A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of the Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(h)                                 In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer or an Alternate Offer and the Partnership (or a third party making the Change of Control Offer as provided in Section 5.06(f)) purchases all of the Notes held by such Holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’  notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, as the case may be, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the notes that remain outstanding, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

Section 5.07                             Asset Sales.

The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(a)                                 the Partnership (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(b)                                 such fair market value is determined by (a) an executive officer of the General Partner if the value is less than $50.0 million, as evidenced by an Officers’ Certificate delivered to the Trustee or (b) the Board of Directors of the General Partner if the value is $50.0 million or more, as evidenced by a resolution of such Board of Directors of the General Partner; and

(c)                                  at least 75% of the aggregate consideration received by the Partnership and its Restricted Subsidiaries in the Asset Sale and all other Asset Sales of the Partnership and its Restricted Subsidiaries since the Issue Date is in the form of cash or Cash Equivalents. For purposes of this clause (c), each of the following shall be deemed to be cash:

(i)                                     any liabilities (as shown on the Partnership’s most recent consolidated balance sheet) of the Partnership or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a novation or indemnity agreement that releases the Partnership or such Restricted Subsidiary from, or indemnifies it against, further liability; and

(ii)                                  any securities, notes or other Obligations received by the Partnership or any such Restricted Subsidiary from such transferee that are within 120 days after the Asset Sale (subject to ordinary settlement periods) converted by such Issuer or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Partnership or a Restricted Subsidiary may apply (or enter into a definitive agreement for such application within such 360-day period, provided that such application occurs within 90 days after the end of such 360-day period) such Net Proceeds at its option:

(a)                                 to repay senior Indebtedness of the Partnership and/or its Restricted Subsidiaries (or to make an offer to repurchase or redeem any such Indebtedness, provided that such repurchase or redemption closes within 45 days after the end of such 360-day period);

(b)                                 to make a capital expenditure in a Permitted Business;

(c)                                  to acquire other long-term tangible assets that are used or useful in a Permitted Business; or

(d)                                 to invest in any other Permitted Investments other than Investments in Cash Equivalents, Interest Swaps or Currency Agreements.

Pending the final application of any such Net Proceeds, the Partnership or a Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 5.07(b) above will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, within ten days thereof the Partnership will make a pro rata offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase or redeem the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the Purchase Date, subject to the rights of any Holder in whose name a Note is registered on a record date occurring prior to the Purchase Date to receive interest due on an Interest Payment Date that is on or prior to such Purchase Date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Partnership and its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture, including, without limitation, the repurchase or redemption of Indebtedness of the Issuers or any Subsidiary Guarantor that is subordinated to the Notes or, in the case of a Subsidiary Guarantor, the Guarantee of such Subsidiary Guarantor. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds allocated for repurchases of Notes pursuant to the Asset Sale Offer for Notes, the Trustee shall select the Notes to be purchased on a pro rata basis (or, in the case of notes in global form, the Trustee will select Notes for redemption based on DTC’s method that most nearly approximates a pro rata selection). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Partnership shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 4.09 or this Section 5.07, the Partnership shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.09 or this Section 5.07 by virtue of such compliance.

Section 5.08                             Restricted Payments.

The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(a)                                 declare or pay any dividend or make any other payment or distribution on account of the Partnership’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the

Partnership or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Partnership’s or of any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests of the Partnership (other than Disqualified Equity) and other than dividends or distributions payable to the Partnership or a Restricted Subsidiary of the Partnership);

(b)                                 purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving an Issuer) any Equity Interests of the Partnership or of any of its Restricted Subsidiaries (other than any such Equity Interests owned by the Partnership or any of its Restricted Subsidiaries);

(c)                                  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligation or Guarantor Subordinated Obligation, except a payment of interest or principal at the Stated Maturity thereof or within one year of the Stated Maturity thereof; or

(d)                                 make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as “Restricted Payments”);

unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either:

(a)                                 if the Fixed Charge Coverage Ratio for the Partnership’s four most recent fiscal quarters for which internal financial statements are available is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of:

(i)                                     Available Cash as of the end of the immediately preceding quarter, plus

(ii)                                  the sum of (1) the aggregate net cash proceeds of any (A) capital contribution to the Partnership from any Person (other than to a Restricted Subsidiary of the Partnership) made after the 2012 Issue Date or (B) issuance and sale (other than to a Restricted Subsidiary of the Partnership) made after the Issue Date of Equity Interests (other than Disqualified Equity) of the Partnership or from the issuance or sale (other than to a Restricted Subsidiary of the Partnership) made after the 2012 Issue Date of convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities of the Partnership that have been converted into or exchanged for such Equity Interests (other than Disqualified Equity), and (2) the fair market value of any Permitted Business or long-term tangible assets that are useful in a Permitted Business to the extent acquired in consideration of Equity Interests of the Partnership (other than Disqualified Equity) since the 2012 Issue Date, plus

(iii)                               to the extent that any Restricted Investment that was made after the 2012 Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the lesser of the refund of capital or similar payment made in cash or Cash Equivalents with respect to such Restricted Investment (less the cost of such disposition, if any) and the initial amount of such Restricted Investment (other than to a Restricted Subsidiary of the Partnership), plus

(iv)                              the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Partnership or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash for any period commencing on or after the 2012 Issue Date (items (ii), (iii) and (iv) of this clause (a) being referred to as “Incremental Funds”), minus

(v)                                 the aggregate amount of Incremental Funds previously expended pursuant to this clause (a) or clause (b) below; or

(b)                                 if the Fixed Charge Coverage Ratio for the Partnership’s four most recent fiscal quarters for which internal financial statements are available is less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made (such Restricted Payments for purposes of this clause (b) meaning only distributions on common units of the Partnership, plus the related distribution on the general partner interest) is less than the sum, without duplication, of:

(i)                                     $200.0 million less the aggregate amount of all prior Restricted Payments made by the Partnership and its Restricted Subsidiaries pursuant to this clause (b)(i) since the 2012 Issue Date, plus

(ii)                                  Incremental Funds to the extent not previously expended pursuant to this clause (b) or clause (a) above.

The preceding provisions of this Section 5.08 shall not prohibit:

(c)                                  the payment by the Partnership or any of its Restricted Subsidiaries of any distribution or dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(d)                                 the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Obligation or any Guarantor Subordinated Obligation or of any Equity Interests of the Partnership in exchange for, or out of the net cash proceeds of, a substantially concurrent (i) capital contribution to the Partnership from any Person (other than a Restricted Subsidiary of the Partnership) or (ii) sale (other than to a Restricted Subsidiary of the Partnership) of Equity Interests (other than Disqualified Equity) of the Partnership (a sale will be deemed substantially concurrent if such redemption, repurchase, retirement, defeasance or other acquisition occurs not more than 120 days after such sale); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded or deducted from the calculation of Available Cash and Incremental Funds;

(e)                                  the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Obligation or Guarantor Subordinated Obligation with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(f)                                   the payment of any distribution or dividend by a Restricted Subsidiary to the Partnership or to the holders of the Equity Interests (other than Disqualified Equity) of such Restricted Subsidiary on a pro rata basis; and

(g)                                  so long as no Default (except a Reporting Default) has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Partnership or any of its Restricted Subsidiaries pursuant to any management equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $3.0 million in any calendar year.

In computing the amount of Restricted Payments previously made for purposes of Section 5.08, Restricted Payments made under clauses (a) (but only if the declaration of such dividend or other distribution has not been counted in a prior period) and, to the extent of amounts paid to holders other than the Partnership or any of its Restricted Subsidiaries, clause (d) of this Section shall be included, and Restricted Payments made under clauses (b), (c) and (e) and, except to the extent noted above, clause (d) of this Section shall not be included. The amount of all Restricted Payments (other than cash) shall be the fair market value, on the date of the Restricted Payment, of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Partnership or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the fair market value of any non-cash distribution or dividend paid within 60 days after the date of declaration will be determined as of such date of declaration.

Section 5.09                             Incurrence of Indebtedness and Issuance of Disqualified Equity.

(a)                                 The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Partnership will not issue any Disqualified Equity and will not permit any of its Restricted Subsidiaries to issue any Disqualified Equity; provided, however, that the Partnership and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), and the Partnership and the Restricted Subsidiaries may issue Disqualified Equity, if the Fixed Charge Coverage Ratio for the Partnership’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Equity is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Equity had been issued, as the case may be, at the beginning of such four-quarter period.

(b)                                 Notwithstanding the prohibitions of Section 5.09(a), the Partnership and its Restricted Subsidiaries may incur any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i)                                     the incurrence by the Partnership and any Restricted Subsidiary of Indebtedness under Credit Facilities and the guarantees thereof; provided that the aggregate principal amount of all Indebtedness of the Partnership and the Restricted Subsidiaries incurred pursuant to this clause (i) and outstanding under all Credit Facilities after giving effect to such incurrence does not exceed the greater of (A) $1.8 billion or (B) $500.0 million plus 25.0% of the Consolidated Net Tangible Assets of the Partnership;

(ii)                                  the incurrence by the Partnership and its Restricted Subsidiaries of Existing Indebtedness (other than under the Credit Facilities);

(iii)                               the incurrence by the Issuers and the Subsidiary Guarantors of Indebtedness represented by the Notes issued and sold in the offering of the Initial Notes, and the related Guarantees;

(iv)                              the incurrence by the Partnership or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Partnership or such Restricted Subsidiary, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (iv), provided that after giving effect to any such incurrence, the principal amount of all Indebtedness incurred pursuant to this clause (iv) and then outstanding shall not exceed the greater of (a) $125.0 million or (b) 2.5% of the Consolidated Net Tangible Assets of the Partnership at such time;

(v)                                 the incurrence by the Partnership or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred under Section 5.09(a) or clause (ii) or (iii) of this Section 5.09(b) or this clause (v);

(vi)                              the incurrence by the Partnership or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Partnership and any of its Restricted Subsidiaries; provided, however, that:

(A)                               if the Partnership is the obligor on such Indebtedness and a Subsidiary Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, or if a Subsidiary Guarantor is the obligor on such Indebtedness and neither the Partnership nor another Subsidiary Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Guarantee of such Subsidiary Guarantor; and

(B)                               (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Partnership or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Partnership nor a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Partnership or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii)                           the incurrence by the Partnership or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (but not for speculative purposes) (A) foreign currency exchange rate risks of the Partnership or any Restricted Subsidiary, (B) interest rate risks with respect to any floating rate Indebtedness of the Partnership or any Restricted Subsidiary that is permitted by the terms of the Indenture to be outstanding or (C) commodities pricing risks of the Partnership or any Restricted Subsidiary in respect of Hydrocarbons used, produced, processed or sold by the Partnership or any of its Restricted Subsidiaries;

(viii)                        the guarantee by the Partnership or any of its Restricted Subsidiaries of Indebtedness of the Partnership or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this Section 5.09; provided, that in the event such Indebtedness that is being guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the guarantee shall be subordinated in right of payment to the Notes or the Guarantee, as the case may be;

(ix)                              bid, performance, surety and appeal bonds incurred in the ordinary course of business, including guarantees and obligations respecting standby letters of credit supporting such obligations, to the extent not drawn (in each case other than an obligation for money borrowed);

(x)                                 the incurrence by the Partnership or any of its Restricted Subsidiaries of liability in respect of the Indebtedness of any Unrestricted Subsidiary of the Partnership or any Joint Venture but only to the extent that such liability is the result of the Partnership’s or any such Restricted Subsidiary’s being a general partner of such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness and provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (x) and then outstanding does not exceed $25.0 million;

(xi)                              the incurrence by the Partnership or any of its Restricted Subsidiaries of Acquired Debt in connection with a merger or consolidation meeting either one of the financial tests set forth in clause (iv) of Section 6.01(a); and

(xii)                           the incurrence by the Partnership or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $250.0 million or (b) 5.0% of the Consolidated Net Tangible Assets of the Partnership.

(c)                                  For purposes of determining compliance with this Section 5.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in paragraphs (b)(i) through (b)(xii) above, or is entitled to be incurred pursuant to Section 5.09(a), the Partnership shall be permitted to classify (or later reclassify in whole or in part) such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 5.09.  An item of Indebtedness may be divided and classified in one or more of the types of Permitted Indebtedness.  Any Indebtedness under Credit Facilities on the Issue Date shall be considered incurred under Section 5.09(a).

(d)                                 The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Equity in the form of additional shares of the same class of Disqualified Equity shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity for purposes of this Section 5.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Partnership as accrued. Notwithstanding any other provision of this Section 5.09, the maximum amount of Indebtedness that the Partnership or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. Further, the accounting reclassification of any obligation of the Partnership or any of its Restricted Subsidiaries as Indebtedness will not be deemed an incurrence of Indebtedness for purposes of this Section 5.09.

Section 5.10                             Liens.

The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness upon any asset now owned or hereafter acquired, except Permitted Liens, without making effective provision whereby all Obligations due under the Notes and the Indenture or any Guarantee, as applicable, will be secured by a Lien equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) any and all Obligations thereby secured for so long as any such Obligations shall be so secured.

Section 5.11                             Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)                                 The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)                                     pay dividends or make any other distributions on its Equity Interests to the Partnership or any of the Partnership’s Restricted Subsidiaries, or pay any indebtedness or other obligations owed to the Partnership or any of the other Restricted Subsidiaries;

(ii)                                  make loans or advances to or make other Investments in the Partnership or any of the other Restricted Subsidiaries; or

(iii)                               transfer any of its properties or assets to the Partnership or any of the other Restricted Subsidiaries.

(b)                                 The restrictions contained in Section 5.11(a) shall not apply to encumbrances or restrictions existing under or by reason of:

(i)                                     agreements as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such agreements or any Existing Indebtedness to which such agreement relates, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such distribution, dividend and other payment restrictions and loan or investment restrictions than those contained in such agreement, as in effect on the Issue Date;

(ii)                                  the Indenture, the Notes and the Guarantees;

(iii)                               applicable law;

(iv)                              any instrument governing Indebtedness or Equity Interests of a Person acquired by the Partnership or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than such Person, or the property or assets of such Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(v)                                 customary non-assignment provisions in agreements for the purchase, gathering, processing, sale, transportation or exchange of Hydrocarbons or similar operational agreements or in licenses, leases, rights-of-way or other easements or servitudes, in each case entered into in the ordinary course of business;

(vi)                              Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (iii) of Section 5.11(a);

(vii)                           any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(viii)                        Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(ix)                              Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 5.10 that limit the right of the Partnership or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(x)                                 provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(xi)                              any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(xii)                           restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(xiii)                        with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (b) the Partnership determines that any such encumbrance or restriction will not materially affect the Issuers’ ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the General Partner, whose determination shall be conclusive; and

(xiv)                       any other agreement governing Indebtedness of the Partnership or any Restricted Subsidiary that is permitted to be incurred by Section 5.12; provided, however, that such encumbrances or restrictions are not materially more restrictive, taken as a whole, than those contained in the Indenture or the Credit Agreement as it exists on the Issue Date.

Section 5.12                             Transactions With Affiliates.

The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(a)                                 such Affiliate Transaction is on terms that are no less favorable to the Partnership or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Partnership or such Restricted Subsidiary with an unrelated Person; and

(b)                                 the Partnership delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, a resolution of the Board of Directors of the General Partner set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 5.12 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the General Partner.

The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 5.11(a):

(c)                                  any employment, equity option or equity appreciation agreement or plan entered into by the Partnership or any of its Restricted Subsidiaries in the ordinary course of business;

(d)                                 transactions between or among the Partnership and/or its Restricted Subsidiaries;

(e)                                  Permitted Investments or Restricted Payments that are permitted by Section 5.08;

(f)                                   customary compensation, indemnification and other benefits made available to officers, directors or employees of the Partnership or a Restricted Subsidiary, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(g)                                  sales of Equity Interests (other than Disqualified Equity) to Affiliates of the Partnership;

(h)                                 in the case of contracts for gathering, transporting, treating, processing, marketing, distributing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Partnership or any Restricted Subsidiary and third parties;

(i)                                     transactions with a Person (other than an Unrestricted Subsidiary of the Partnership) that is an Affiliate of the Partnership solely because the Partnership owns an Equity Interest in such Person;

(j)                                    transactions between the Partnership or any of its Restricted Subsidiaries and any Person that would not otherwise constitute an Affiliate Transaction except for the fact that one director of such other Person is also a director of the General Partner or such Restricted Subsidiary, as applicable; provided that such director abstains from voting as a director of the General Partner or such Restricted Subsidiary, as applicable, on any matter involving such other Person; and

(k)                                 transactions involving an Affiliate of the Partnership in which an unrelated third Person owns Voting Stock at least equal to that owned by the Partnership or any of its Restricted Subsidiaries.

Section 5.13                             Additional Subsidiary Guarantees.

If, after the Issue Date, any Restricted Subsidiary of the Partnership that is not already a Subsidiary Guarantor guarantees any other Indebtedness of either of the Issuers or any Indebtedness of the Operating Company, or if the Operating Company, if not then a Subsidiary Guarantor, guarantees any other Indebtedness of either of the Issuers or incurs any Indebtedness under any Credit Facility, then in either case such Subsidiary must become a Subsidiary Guarantor by executing a supplemental indenture substantially in the form of Exhibit C hereto and delivering an Opinion of Counsel to the Trustee pursuant to Section 10.06 within 20 Business Days of the date on which it guaranteed or incurred such Indebtedness.  Notwithstanding the preceding, any Guarantee of a Restricted Subsidiary that was incurred pursuant to this Section 5.13 shall be released in accordance with the terms and subject to the conditions of Section 11.04.

Section 5.14                             Designation of Restricted and Unrestricted Subsidiaries.

(a)                                 The Board of Directors of the General Partner may designate any Restricted Subsidiary of the Partnership to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Partnership and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under Section 5.08(a), or represent Permitted Investments.  All such outstanding Investments will be valued at their fair market value at the time of such designation.  That designation will only be permitted if such Restricted Payment or Permitted Investments would be permitted under the Indenture at that time and such Restricted Subsidiary otherwise complies with the definition of an Unrestricted Subsidiary.  All Subsidiaries of an Unrestricted Subsidiary shall automatically be Unrestricted Subsidiaries.  Upon the designation of a Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary, the Guarantee of such entity shall be released and the Trustee shall be authorized to take such actions as may be appropriate to reflect such release.

(b)                                 The Board of Directors of the General Partner may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Partnership of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 5.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 5.15                             Business Activities of MarkWest Finance.

MarkWest Finance shall not incur Indebtedness unless (a) the Partnership is a co-obligor or guarantor of such Indebtedness or (b) the net proceeds of such Indebtedness are loaned to the Partnership, used to acquire outstanding debt securities issued by the Partnership or used to repay Indebtedness of the Partnership as permitted under Section 5.09.  MarkWest Finance shall not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Partnership or its Restricted Subsidiaries.

Section 5.16                             Reports.

Whether or not required by the SEC, so long as any Notes are outstanding, the Partnership will file with the SEC (unless the SEC will not accept such a filing) within the time periods specified in the SEC’s rules and regulations, and upon request, the Partnership will furnish (without exhibits) to the Trustee for delivery to the Holders of Notes:

(a)                                 all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Partnership were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Partnership’s certified independent accountants; and

(b)                                 all current reports that would be required to be filed with the SEC on Form 8-K if the Partnership were required to file such reports.

The availability of the foregoing information or reports on the SEC’s website will be deemed to satisfy the foregoing delivery requirements.

If as of the end of any such quarterly or annual period referred to in Section 5.16(a), the Partnership has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the Partnership shall deliver (promptly after such SEC filing referred to in Section 5.16(a)) to the Trustee for delivery to the Holders of the Notes quarterly and annual financial information required by Section 5.16(a) as revised to include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Partnership and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Partnership.

Whether or not required by the SEC, the Partnership will make such information available to securities analysts, investors and prospective investors upon request.  In addition,

upon request the Partnership shall furnish the Trustee such other non-confidential information, documents and other reports which the Partnership is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.

Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner any information or report required by this Section 5.16 shall be deemed cured (and the Partnership shall be deemed to be in compliance with this Section 5.16) upon furnishing or filing such information or report as contemplated by this Section 5.16 (but without regard to the date on which such information or report is so furnished or filed); provided that such cure shall not otherwise affect the rights of the Holders of the Notes under Article VII hereof if the principal, premium, if any, and interest have been accelerated in accordance with the terms of Article VII hereof and such acceleration has not been rescinded or cancelled prior to such cure.

Delivery of reports, information and documents to the Trustee pursuant to this Section 5.16 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Partnership’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 5.17                             Termination of Covenants

If at any time (a) the Notes have an Investment Grade Rating from either of the Rating Agencies, (b) no Default has occurred and is continuing and (c) the Issuers have delivered to the Trustee an Officers’ Certificate certifying to (a) and (b) of this Section 5.17, the Partnership and its Restricted Subsidiaries shall no longer be subject to the provisions of Sections 4.09, 5.07, 5.08, 5.09, 5.11, 5.12, 5.15, and clause (a)(iv) of Section 6.01 of the Indenture.  However, the Partnership and its Restricted Subsidiaries will remain subject to all of the other provisions of the Indenture.

ARTICLE VI
SUCCESSORS

Section 6.01                             Merger, Consolidation, or Sale of Assets.

(a)                                 Neither of the Issuers may, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not such Issuer is the survivor); or (y) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

(i)                                     either: (A) such Issuer is the surviving entity of such transaction; or (B) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, provided that MarkWest Finance may not consolidate or merge with or into any entity other than a corporation satisfying such requirement for so long as the Partnership remains a partnership;

(ii)                                  the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made expressly assumes all the obligations of such Issuer under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(iii)                               immediately after such transaction no Default or Event of Default exists;

(iv)                              in the case of a transaction involving the Partnership and not MarkWest Finance, either:

(A)                               the Partnership or the Person formed by or surviving any such consolidation or merger (if other than the Partnership), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 5.09(a); or

(B)                               immediately after giving effect to such transaction on a pro forma basis and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Partnership or the Person formed by or surviving any such consolidation or merger (if other than the Partnership) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio of the Partnership immediately before such transactions; and

(v)                                 such Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and, if a supplemental indenture is required, such supplemental indenture comply with the Indenture and all conditions precedent therein relating to such transaction have been satisfied.

(b)                                 Notwithstanding Section 6.01(a), the Partnership is permitted to reorganize as any other form of entity in accordance with the procedures established in the Indenture; provided that:

(i)                                     the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Partnership into a form of entity other than a limited partnership formed under Delaware law;

(ii)                                  the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(iii)                               the entity so formed by or resulting from such reorganization assumes all of the obligations of the Partnership under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(iv)                              immediately after such reorganization no Default or Event of Default exists; and

(v)                                 such reorganization is not adverse to the Holders of the Notes (for purposes of this clause (v) it is stipulated that such reorganization shall not be considered adverse to the Holders of the Notes solely because the successor or survivor of such reorganization (A) is subject to federal or state income taxation as an entity or (B) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b)(i) of the Code or any similar state or local law).

(c)                                  No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, except the Partnership or another Subsidiary Guarantor, unless (i) immediately after giving effect to such transaction, no Default or Event of Default exists, and (ii) the Person formed by or surviving any such consolidation or merger assumes all the obligations of such Subsidiary Guarantor pursuant to the Subsidiary Guarantor’s Guarantee of the Notes and the Indenture pursuant to a supplemental indenture substantially in the form of Exhibit C hereto, except that no such assumption or supplemental indenture shall be required in those circumstances described in clauses (i) and (ii) of Section 11.05 hereof.  In case of any such consolidation or merger and upon the assumption by the successor Person by supplemental indenture, executed and delivered to the Trustee substantially in the form of Exhibit C hereto, of the Guarantees contained herein and the due and punctual performance of all of the covenants of the Indenture to be performed by the Subsidiary Guarantor, such successor shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.  Such successor thereupon may cause to be signed any or all of the notations of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee.  All the Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Section 6.02                             Successor Entity Substituted.

(a)                                 Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with Section 6.01 hereof, the surviving entity formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of the Indenture referring to the “Partnership” or “MarkWest Finance,” as the case may be, shall refer instead to the surviving entity and not to the Partnership or MarkWest Finance, as the case may be), and may exercise every right and power of the

Partnership or MarkWest Finance, as the case may be, under the Indenture with the same effect as if such successor Person had been named as an Issuer herein; and thereafter, if an Issuer is dissolved following a disposition of all or substantially all of its properties or assets in accordance with the Indenture, it shall be discharged and released from all obligations and covenants under the Indenture and the Notes; provided, however, that the predecessor shall not be relieved from the obligation to pay the principal of and interest on the Notes in the case of a lease of all or substantially all of its properties or assets.

(b)                                 If the surviving entity shall have succeeded to and been substituted for an Issuer, such surviving entity may cause to be signed, and may issue either in its own name or in the name of the applicable Issuer prior to such succession any or all of the Notes issuable hereunder which theretofore shall not have been signed by such Issuer and delivered to the Trustee; and, upon the order of such surviving entity, instead of such Issuer, and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the Officers of such Issuer to the Trustee for authentication, and any Notes which such surviving entity thereafter shall cause to be signed and delivered to the Trustee for that purpose (in each instance with notations of Guarantees thereon by the Subsidiary Guarantors).  All of the Notes so issued and so endorsed shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued and endorsed in accordance with the terms of the Indenture and the Guarantees as though all such Notes had been issued and endorsed at the date of the execution hereof.

(c)                                  In case of any such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued or the Guarantees to be endorsed thereon as may be appropriate.

(d)                                 For all purposes of the Indenture and the Notes, Subsidiaries of any surviving entity (other than an Issuer) will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the Indenture and all Indebtedness, and all Liens on property or assets, of such surviving entity and its Restricted Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.

ARTICLE VII
DEFAULTS AND REMEDIES

Section 7.01                             Events of Default.

Each of the following is an “Event of Default”:

(a)                                 default for 30 days in the payment when due of interest on the Notes;

(b)                                 default in payment when due of the principal of or premium, if any, on the Notes;

(c)                                  failure by the Partnership to comply with the provisions described under Section 6.01 hereof;

(d)                                 failure by the Partnership to comply with the provisions described under Section 5.16 hereof for 90 days after notice to the Issuers by the Trustee or to the Issuers and Trustee by Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(e)                                  subject to Section 5.17, failure by the Partnership to comply with the provisions described under Section 4.09, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11. 5.12, 5.13, 5.14 or 5.15 hereof for 30 days after notice to the Issuers by the Trustee or to the Issuers and Trustee by Holders of at least 25% in aggregate principal amount of the Notes then outstanding (provided that no such notice need be given, and an Event of Default shall occur, 30 days after a failure to comply with the covenants in Section 5.08 or 5.09 hereof, unless theretofore cured), in each case other than a failure to purchase Notes which will constitute an Event of Default under clause (b) of this Section 7.01;

(f)                                   failure by the Partnership to comply with any of its other agreements in the Indenture for 60 days after notice to the Issuers by the Trustee or to the Issuers and Trustee by Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(g)                                  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by either Issuer or any of the Restricted Subsidiaries of the Partnership (or the payment of which is guaranteed by either Issuer or any of such Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of this Supplemental Indenture, if that default:

(i)                                     is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”), or

(ii)                                  results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more; provided that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 30 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(h)                                 failure by an Issuer or any Restricted Subsidiary of the Partnership to pay final judgments entered by a court of competent jurisdiction aggregating in excess of $75.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(i)                                     except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of a Subsidiary Guarantor, shall deny or disaffirm its obligations under its Guarantee;

(j)                                    either Issuer or any Restricted Subsidiary of the Partnership that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Partnership that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

(i)                                     commences a voluntary case,

(ii)                                  consents to the entry of an order for relief against it in an involuntary case,

(iii)                               consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv)                              makes a general assignment for the benefit of its creditors, or

(v)                                 generally is not paying its debts as they become due; and

(k)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against an Issuer or any Restricted Subsidiary of the Partnership that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Partnership that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

(ii)                                  appoints a custodian of an Issuer or any Restricted Subsidiary of the Partnership that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Partnership that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of an Issuer or any Restricted Subsidiary of the Partnership that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Partnership that, taken as a whole, would constitute a Significant Subsidiary; or

(iii)                               orders the liquidation of an Issuer or any Restricted Subsidiary of the Partnership that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Partnership that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 7.02                             Acceleration.

If any Event of Default (other than an Event of Default specified in clause (j) or (k) of Section 7.01 hereof) occurs and is continuing, the Trustee may, and upon written request of the Holders of at least 25% in aggregate principal amount of the then outstanding Notes shall, declare all the Notes to be due and payable immediately.  Upon any such declaration, the Notes shall become due and payable immediately.  Notwithstanding the foregoing, if an Event of Default specified in clause (j) or (k) of Section 7.01 hereof occurs with respect to an Issuer, all outstanding Notes shall be due and payable immediately without further action or notice.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 7.03                             Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 7.04                             Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and/or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.05                             Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes (it being understood that the Trustee has no affirmative duty to determine whether or not such direction is unduly prejudicial to such Holders) or that may involve the Trustee in personal liability.

Section 7.06                             Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to the Indenture or the Notes only if:

(a)                                 the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)                                 the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)                                  such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

(d)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)                                  during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use the Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder prejudices the rights of any other Holders or obtains preference or priority over such other Holders).

Section 7.07                             Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 7.08                             Collection Suit by Trustee.

If an Event of Default specified in Section 7.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover a judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 7.09                             Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to an Issuer or any of the Subsidiary Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.10                             Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 8.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

Third: to the Issuers or the Subsidiary Guarantors or to such other party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 7.10.

Section 7.11                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VIII
TRUSTEE

Section 8.01                             Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise that a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the duties of the Trustee shall be determined solely by the express provisions of the Indenture and the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations shall be read into the Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to any provision of the Indenture relating to the time, method and place of conducting any proceeding or remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Indenture.

(d)                                 Whether or not therein expressly so provided, every provision of the Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

(e)                                  No provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under the Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security or indemnity satisfactory to it against any claim, loss, liability or expense.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Partnership or MarkWest Finance.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 8.02                             Rights of Trustee.

(a)                                 Subject to the provisions of Section 8.01(a) hereof, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinion.

(b)                                 Before the Trustee acts or refrains from acting in the administration of the Indenture, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may execute any of its trusts or powers or perform any duties under the Indenture either directly by or through agents or attorneys, and may in all cases pay, subject to reimbursement as provided herein, such reasonable compensation as it deems proper to all such agents and attorneys employed or retained by it, and the Trustee shall not be responsible for any misconduct or negligence of any agent or attorney appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by the Indenture.

(e)                                  Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from an Issuer or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the General Partner (in the case of the Partnership), by an Officer of

MarkWest Finance (in the case of MarkWest Finance) or by an Officer of such Subsidiary Guarantor (in the case of such Subsidiary Guarantor).

(f)                                   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the claims, costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)                                  The Trustee is not required to make any inquiry or investigation into facts or matters stated in any document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee determines to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)                                 The Trustee is not required to take notice or shall not be deemed to have notice of any Default or Event of Default hereunder except Defaults or Events of Default under Sections 7.01(a) and 7.01(b) hereof, unless a Responsible Officer of the Trustee has actual knowledge thereof or has received notice in writing of such Default or Event of Default from the Issuers or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding and such notice references the Notes and this Supplemental Indenture, and in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

(i)                                     The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under the Indenture.

(j)                                    Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

(k)                                 In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of Notes, each representing less than the aggregate principal amount of Notes outstanding required to take any action hereunder, the Trustee, in its sole discretion may determine what action, if any, shall be taken.

(l)                                     The Trustee’s immunities and protections from liability and its right to indemnification in connection with the performance of its duties under the Indenture shall extend to the Trustee’s officers, directors, agents, attorneys and employees.  Such immunities and protections and right to indemnification, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation of removal, the discharge of the Indenture and final payments of the Notes.

(m)                             The permissive right of the Trustee to take actions permitted by the Indenture shall not be construed as an obligation or duty to do so.

(n)                                 Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information and any offering memorandum, disclosure material or prospectus distributed with respect to the Notes.

(o)                                 The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in aggregate principal amount of the Notes as to the time, method, and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by the Indenture.

(p)                                 Subject to Section 8.01(d), whether or not therein expressly so provided, every provision of the Indenture relating to the conduct of, or affecting the liability of, or affording protection to the Trustee shall be subject to the provisions of this Section 8.02.

(q)                                 Any action taken, or omitted to be taken, by the Trustee in good faith, pursuant to the Indenture upon the request or authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon all future Holders of that Note and upon securities executed and delivered in exchange therefore or in place thereof.

(r)                                    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 8.03                             Individual Rights of Trustee.

The Trustee in its commercial banking or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, any Subsidiary Guarantors or any Affiliate of the Partnership with the same rights it would have if it were not Trustee.  Any Affiliate of the Trustee or Agent may do the same with like rights and duties.  However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  The Trustee is also subject to Sections 8.10 and 8.11 hereof.

Section 8.04                             Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of the Indenture, the Notes or the Guarantees, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to an Issuer or upon an Issuer’s direction under any provision of the Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to the Indenture other than its certificate of authentication.

Section 8.05                             Notice of Defaults.

If a Default or Event of Default known to a Responsible Officer of the Trustee occurs, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 8.06                             Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15 beginning with the May 15 following the date of this Supplemental Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA Section 313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Partnership and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d).  The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 8.07                             Compensation and Indemnity.

The Issuers and the Subsidiary Guarantors shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing between the Issuers and the Trustee for its acceptance of the Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers and the Subsidiary Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers and the Subsidiary Guarantors shall indemnify each of the Trustee or any successor Trustee against any and all losses, damages, claims, liabilities or expenses (including reasonable attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under the Indenture, including the costs and expenses of enforcing the Indenture against either of the Issuers or any Subsidiary Guarantor (including this Section 8.07) and defending itself against any claim (whether asserted by an Issuer, any Subsidiary Guarantor, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.  The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers shall not relieve the Issuers and the Subsidiary Guarantors of their obligations hereunder.  The Issuers and the Subsidiary Guarantors shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Issuers and the Subsidiary Guarantors shall pay the reasonable fees and expenses of such separate counsel; provided that the Issuers and the Subsidiary Guarantors will not be required to pay such fees and expenses if they assume the Trustee’s defense with counsel acceptable to and approved by the Trustee (such approval not to be unreasonably withheld) and there is no conflict of interest between the Issuers and the Trustee in connection with such defense.  The Issuers and the Subsidiary Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.  Neither the Issuers nor the Subsidiary Guarantors need reimburse the Trustee for any expense or indemnity against any liability or loss of the Trustee to the extent such expense, liability or loss is attributable to the negligence or bad faith of the Trustee.

The obligations of the Issuers and the Subsidiary Guarantors under this Section 8.07 shall survive the satisfaction and discharge of the Indenture and the resignation or removal of the Trustee.

To secure the Issuers’ and the Subsidiary Guarantors’ payment obligations in this Section, the Trustee shall have a Lien (which it may exercise through right of set-off) prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of the Indenture.  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(j) or (k) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 8.08                             Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(a)                                 the Trustee fails to comply with Section 8.10 hereof;

(b)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, any Subsidiary Guarantor or the Holders of Notes of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 8.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under the Indenture.  The successor Trustee shall mail a notice of its succession to Holders of the Notes.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 8.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Issuers’ and the Subsidiary Guarantors’ obligations under Section 8.07 hereof shall continue for the benefit of the retiring Trustee.

Section 8.09                             Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or association, the successor corporation or association without any further act shall be the successor Trustee.  As soon as practicable, the successor Trustee shall mail a notice of its succession to the Issuers and the Holders of the Notes.

Section 8.10                             Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation or association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

The Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5).  The Trustee is subject to TIA Section 310(b), provided, however, that there shall be excluded from the operation of TIA Section 310(b)(l) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements of such exclusion set forth in TIA Section 310(b)(l) are met.  For purposes of the preceding sentence, the optional provision permitted by the second sentence of Section 310(b)(9) of the Trust Indenture Act shall be applicable.

Section 8.11                             Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 8.12                             U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information within their possession or control as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 8.13                             Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE IX
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 9.01                             Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at the option of the Board of Directors of the General Partner (in the case of the Partnership) or of the Board of Directors of MarkWest Finance (in the case of MarkWest Finance) evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 9.02 or 9.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article IX.

Section 9.02                             Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 9.01 hereof of the option applicable to this Section 9.02, the Issuers and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be deemed to have been discharged from their respective Obligations and certain other obligations with respect to all outstanding Notes and Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 9.05 hereof and the other Sections of this Supplemental Indenture referred to in clauses (a) and (b) of this sentence below, and to have satisfied all its other obligations under such Notes and the Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 9.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on, such Notes when such payments are due, (b) the Issuers’ obligations with respect to such Notes under Sections 3.05, 3.06, 3.07, 3.09, 3.14 and 5.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Subsidiary Guarantors’ obligations in connection therewith and (d) this Article IX.  Subject to compliance with this Article IX, the Issuers may exercise the option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 hereof.

Section 9.03                             Covenant Defeasance.

Upon the Issuers’ exercise under Section 9.01 hereof of the option applicable to this Section 9.03, the Issuers and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from their obligations under the covenants contained in Sections 4.09, 5.04, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16 and 6.01(a)(iv) hereof and any covenant added to the Indenture subsequent to the Issue Date pursuant to Section 10.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of the Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 9.01 hereof of the option applicable to this Section 9.03 hereof, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, Sections 7.01(d) through 7.01(i) hereof shall not constitute Events of Default.

Section 9.04                             Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 9.02 or 9.03 hereof to the outstanding Notes:

(a)                                 the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, on the outstanding Notes at the Stated Maturity thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date;

(b)                                 in the case of an election under Section 9.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Partnership has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)                                  in the case of an election under Section 9.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)                                 no Default or Event of Default shall have occurred and be continuing either on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(e)                                  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture or any agreement governing other Indebtedness being defeased, discharged or replaced) to which the Partnership or any of its Subsidiaries is a party or by which the Partnership or any of its Subsidiaries is bound;

(f)                                   the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or the Subsidiary Guarantors or with the intent of defeating, hindering, delaying or defrauding other creditors of the Issuers; and

(g)                                  the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 9.05                             Deposited Money and Government Securities to be Held in Trust, Other Miscellaneous Provisions.

Subject to Section 12.03 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.05, the “Trustee”) pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as a Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers and the Subsidiary Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 9.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article IX to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable U.S. Government Obligations held by it as provided in Section 9.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

If the Issuers exercise either their Legal Defeasance or Covenant Defeasance option, each Subsidiary Guarantor shall be released and relieved of any obligations under its Guarantee and any security for the Notes (other than the trust fund described in Section 9.04 hereof) shall be released.

Section 9.06                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 9.02 or 9.03 hereof, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Subsidiary Guarantors’ Obligations under the Indenture, the Notes and the Guarantees, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or 9.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.02 or 9.03 hereof, as the case may be; provided, however, that, if the Issuers or the Subsidiary Guarantors make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its Obligations, the Issuers and the Subsidiary Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE X
AMENDMENT, SUPPLEMENT AND WAIVER

Section 10.01                      Without Consent of Holders of Notes.

Notwithstanding Section 10.02 of this Supplemental Indenture, the Issuers and the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Guarantees, or the Notes without the consent of any Holder of a Note:

(a)                                 to cure any ambiguity, defect or inconsistency;

(b)                                 to provide for uncertificated Notes in addition to or in place of Certificated Notes;

(c)                                  to provide for the assumption of an Issuer’s or a Subsidiary Guarantor’s obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or Subsidiary Guarantor’s properties or assets pursuant to Article VI hereof;

(d)                                 to add or release Subsidiary Guarantors pursuant to the terms of the Indenture;

(e)                                  to make any change that would provide any additional rights or benefits to the Holders of the Notes or surrender any right or power conferred upon the Issuers or the Subsidiary Guarantors by the Indenture that does not materially adversely affect the rights hereunder of any Holder of the Notes, provided that any change to conform the Indenture to the Prospectus shall not be deemed to materially adversely affect such rights;

(f)                                   to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture;

(g)                                  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(h)                                 to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee;

(i)                                     to add any additional Events of Default;

(j)                                    to secure the Notes and/or the Guarantees; or

(k)                                 to provide for the reorganization of the Partnership as any other form of entity in accordance with Section 6.01(b).

Upon the request of the Issuers accompanied by a resolution of the Board of Directors of the General Partner (in the case of the Partnership), and of the Board of Directors of MarkWest Finance and each of the Subsidiary Guarantors (in the case of MarkWest Finance and the Subsidiary Guarantors), authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 10.06 hereof, the Trustee shall join with the Issuers and each of the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of the Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under the Indenture or otherwise.

Section 10.02                      With Consent of Holders of Notes.

Except as provided below in this Section 10.02, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture (including Sections 4.09, 5.06 and 5.07 hereof), the Guarantees, and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 7.04 and 7.07 hereof, any existing Default or Event of Default or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

Upon the request of the Issuers accompanied by a resolution of the Board of Directors of the General Partner (in the case of the Partnership) and of the Board of Directors of MarkWest Finance and each of the Subsidiary Guarantors (in the case of MarkWest Finance and each of the Subsidiary Guarantors) authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.06 hereof, the Trustee shall join with the Issuers and each of the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 7.04 and 7.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers with any provision of the Indenture or the Notes.  However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a)                                 reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)                                 reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes, except (1) as provided above with respect to Sections 4.09, 5.06 and 5.07 hereof and (2) with respect to the minimum required notice relating to any redemption made pursuant to Section 4.07 hereof;

(c)                                  reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(d)                                 waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e)                                  make any Note payable in money other than that stated in the Notes;

(f)                                   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes (other than as permitted by clause (g) below);

(g)                                  waive a redemption or repurchase payment with respect to any Note (other than a payment required by the covenants contained in Sections 4.09, 5.06 and 5.07 hereof);

(h)                                 except as otherwise permitted by the Indenture, release any Subsidiary Guarantor from any of its Obligations under its Guarantee or the Indenture, or change any Guarantee in any manner that would adversely affect the right of Holders; or

(i)                                     make any change in Section 7.04 or 7.07 hereof or in the foregoing amendment, supplement and waiver provisions (except to increase any percentage set forth therein).

Section 10.03                      Compliance with Trust Indenture Act.

Every amendment or supplement to the Indenture, the Guarantees, or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 10.04                      Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No consent shall be valid or effective for more than 90 days after such record date except to the extent that the requisite number of consents to the amendment, supplement or waiver have been obtained within such 90-day period or as set forth in the next paragraph of this Section 10.04.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (i) of Section 10.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder’s Note.

Section 10.05                      Notation or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee, upon receipt of an Issuer Order, shall authenticate new Notes (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) that reflect the amendment, supplement or waiver.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.06                      Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article X if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 8.01) shall be fully protected in relying upon, an Officers’ Certificate of the Partnership and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by the Indenture and that all conditions precedent have been satisfied.

Section 10.07                      Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article X, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.  After a supplemental indenture becomes effective, the Issuers shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

ARTICLE XI
GUARANTEES

Section 11.01                      Guarantees.

Subject to the provisions of this Article XI, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the other Obligations of the Issuers hereunder or thereunder, that: (a) the principal of, premium and interest on the Notes shall be promptly paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes, if any, to the extent lawful, and all other Obligations of the Issuers to the Holders or the Trustee under the Indenture and the Notes shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration or otherwise.  Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.  The Subsidiary Guarantors hereby agree that to the fullest extent permitted by applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of the Indenture and the Notes, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.  To the fullest extent permitted by applicable law, each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers or Subsidiary Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or Subsidiary Guarantors, any amount paid by any of them to the Trustee or such Holder, these Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby.

Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VII hereof for the purposes of these Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VII hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of these Guarantees.  The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under these Guarantees.

Section 11.02                      Limitation of Guarantor’s Liability.

Each Subsidiary Guarantor and, by its acceptance hereof, each Holder hereby confirms that it is its intention that the Guarantee by such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Guarantees.  To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the Obligation of such Subsidiary Guarantor under its Guarantee under this Article XI shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any rights to contribution of such Subsidiary Guarantor pursuant to any agreement providing for an equitable contribution among such Subsidiary Guarantor and other Affiliates of the Issuers of payments made by guarantees by such parties, result in the Obligations of such Subsidiary Guarantor in respect of such maximum amount not constituting a fraudulent conveyance.  Each Holder, by accepting the benefits hereof, confirms its intention that, in the event of bankruptcy, reorganization or other similar proceeding of either of the Issuers or any Subsidiary Guarantor in which concurrent claims are made upon such Subsidiary Guarantor hereunder, to the extent such claims shall not be fully satisfied, each such claimant with a valid claim against such Issuer shall be entitled to a ratable share of all payments by such Subsidiary Guarantor in respect of such concurrent claims.

Section 11.03                      Execution and Delivery of Notations of Guarantees.

To evidence the Guarantees set forth in Section 11.01 hereof, each Subsidiary Guarantor hereby agrees that a notation of the Guarantees substantially in the form of Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee and that the Base Indenture and Supplemental Indenture shall each be executed on behalf of such Subsidiary Guarantor by one of its Officers.

Each Subsidiary Guarantor hereby agrees that the Guarantees set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Guarantees.  If an Officer whose signature is on the Base Indenture or Supplemental Indenture or on the notation of Guarantees no longer holds that office at the time the Trustee authenticates the Note on which the notation of the Guarantees is endorsed, the Guarantees shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in the Indenture on behalf of the Subsidiary Guarantors.

Section 11.04                      Releases.

Concurrently with any sale of assets (including, if applicable, all of the Equity Interests of any Subsidiary Guarantor), any Liens in favor of the Trustee in the assets sold thereby shall be released; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 5.07 hereof.  The Guarantee and all other obligations under the Indenture of a Subsidiary Guarantor will be released:  (i) in connection with any sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if that sale or other disposition does not violate Section 5.07 hereof; or (ii) in connection with any sale or other disposition of the Equity Interests of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Restricted Subsidiary, if that sale or other disposition does not violate Section 5.07 hereof and the Subsidiary Guarantor ceases to be a Restricted Subsidiary of the Partnership as a result of the sale or other disposition; or (iii) if the Partnership designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary; or (iv) upon Legal Defeasance or Covenant Defeasance pursuant to Article IX hereof or upon satisfaction and discharge of the Indenture pursuant to Article XII hereof; or (v) in the case of any Subsidiary Guarantor other than the Operating Company, at such time as such Subsidiary Guarantor ceases to guarantee any other Indebtedness of either of the Issuers and any Indebtedness of the Operating Company; or (vi) in the case of the Operating Company, at such time as the Operating Company ceases to guarantee any other Indebtedness of either of the Issuers, provided that it is then no longer an obligor with respect to any Indebtedness under any Credit Facility.  Upon delivery by the Partnership to the Trustee of an Officers’ Certificate to the effect that such sale or other disposition was made by the Partnership in accordance with the provisions of the Indenture, including without limitation Section 5.07 hereof, or such Guarantee is to be released pursuant to the provisions of the immediately preceding sentence, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from all of its obligations under its Guarantee and the Indenture.  Any Subsidiary Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under the Indenture as provided in this Article XI.

Section 11.05                      “Trustee” to Include Paying Agent.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuers and be then acting hereunder, the term “Trustee” as used in this Article XI shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article XI in place of the Trustee.

ARTICLE XII
SATISFACTION AND DISCHARGE

Section 12.01                      Satisfaction and Discharge.

The Indenture shall upon the request of the Issuers cease to be of further effect (except for the Issuers’ obligations under Section 8.07 hereof, the Issuers’ rights of optional redemption under Article IV hereof, and the Trustee’s and the Paying Agent’s obligations under Section 12.02 and 12.03 hereof and except as provided in the penultimate paragraph of this Section 12.01) and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture when

(a)                                 either

(i)                                     all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.09 and (B) Notes for whose payment money has been deposited in trust with the Trustee or any Paying Agent and thereafter paid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii)                                  all such Notes not theretofore delivered to the Trustee for cancellation

(A)                               have become due and payable;

(B)                               shall become due and payable at their Stated Maturity within one year by reason of the mailing of a notice of redemption or otherwise, or

(C)                               are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers or any Subsidiary Guarantor, in the case of clause (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest, in the opinion of a nationally recognized firm of independent public accountants (in the case of U.S. Government Obligations), to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption;

(b)                                 in respect of Section 12.01(a)(ii), no Event of Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other

Indebtedness and, in each case, the granting of Liens to secure such borrowings) and such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Partnership or any of its Subsidiaries is a party or by which the Partnership or any of its Subsidiaries is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(c)                                  the Issuers or any Subsidiary Guarantor has paid or caused to be paid all sums then due and payable hereunder by the Issuers;

(d)                                 the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at fixed maturity or the redemption date, as the case may be; and

(e)                                  the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture (“Discharge”) have been satisfied.

Notwithstanding the satisfaction and discharge of the Indenture, the Issuers’ obligations in 3.05, 3.06, 3.07, 3.09, 3.14, 5.02, 8.07, 8.08, 12.02, 12.03 and 12.04, and the Trustee’s and Paying Agent’s obligations in Section 12.03 shall survive until the Notes are no longer outstanding.  Thereafter, only the Issuers’ obligations in Section 12.03 shall survive.

In order to have money available on a payment date to pay principal (and premium, if any, on) or interest on the Notes, the U.S. Government Obligations shall be payable as to principal (and premium, if any) or interest at least one Business Day before such payment date in such amounts as shall provide the necessary money.  The U.S. Government Obligations shall not be callable at the issuer’s option.

Section 12.02                      Application of Trust.

All money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and, at the written direction of the Issuers, be invested prior to maturity in U.S. Government Obligations, and applied by the Trustee in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

Section 12.03                      Repayment of the Issuers.

The Trustee and the Paying Agent shall promptly pay to the Issuers upon written request any excess money or securities held by them at any time.

Subject to applicable escheat laws, the Trustee and the Paying Agent shall notify the Issuers of, and pay to the Issuers upon written request, any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided that the Issuers shall have either caused notice of such payment to be mailed to each Holder of the Notes entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York, including, without limitation, The Wall Street Journal (national edition).  After payment to the Issuers, Holders entitled to the money must look to the Issuers for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.  In the absence of a written request from the Issuers to return unclaimed funds to the Issuers, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee.

Section 12.04                      Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and Subsidiary Guarantors’ Obligations under the Indenture, the Notes and the Guarantees, as applicable, shall be revived and reinstated as though no deposit has occurred pursuant to Section 12.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 12.02, provided, however, that if the Issuers or the Subsidiary Guarantors have made any payment of interest or premium, if any, on or principal of any Notes because of the reinstatement of their Obligations, the Issuers or such Subsidiary Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE XIII
MISCELLANEOUS

Section 13.01                      Notices.

Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing (in the English language) and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers or any Subsidiary Guarantor:

MarkWest Energy Partners, L.P.

1515 Arapahoe St., Tower 1, Suite 1600

Denver, Colorado 80202

Attention: Chief Financial Officer

With a copy to:

Vinson & Elkins L.L.P.

1001 Fannin St., Suite 2500

Houston, Texas 77002

Telecopier No.: (713) 615-5139

Attention: Alan M. Beck, Esq.

If to the Trustee or Paying Agent:

Wells Fargo Bank, National Association

750 St. Paul Place, Suite 1750

Dallas, Texas 75201

Attention:  Corporate, Municipal & Escrow Services

Telecopier No.:  (214) 756-7401

The Issuers, any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar; provided, however, any notice given to the Holder of a Global Note shall be given in accordance with the applicable procedures of the Depositary.  Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If either of the Issuers gives a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.

Section 13.02                      Communication by Holders of Notes with Other Holders of Notes.

The Trustee is subject to TIA Section 312(b), and Holders may communicate pursuant thereto with other Holders with respect to their rights under the Indenture or the Notes.  The Issuers, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.03                      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers or any Subsidiary Guarantor to the Trustee to take any action under the Indenture, the Issuers or such Subsidiary Guarantors shall furnish to the Trustee:

(a)                                 an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in the Indenture relating to the proposed action have been satisfied; and

(b)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the General Partner, an Issuer or any Subsidiary Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the General Partner, an Issuer or such Subsidiary Guarantor stating that the information with respect to such factual matters is in possession of the General Partner, an Issuer or such Subsidiary Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under the Indenture, they may, but need not, be consolidated and form one instrument.

Section 13.04                      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(a)                                 a statement that the person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)                                 a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 13.05                      No Personal Liability of Directors, Officers, Employees and Unitholders and No Recourse Against General Partner.

No past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Equity Interests of the Issuers, the General Partner or any Subsidiary Guarantor, as such, shall have any liability for any Obligations of the Issuers or the Subsidiary Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 13.06                      No Adverse Interpretation of Other Agreements.

The Indenture may not be used to interpret any other indenture, loan or debt agreement of either of the Issuers or any Subsidiary of the Partnership or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret the Indenture or the Guarantees.

Section 13.07                      Successors.

All agreements of the Issuers and the Subsidiary Guarantors in the Indenture, the Notes and the Guarantees shall bind their respective successors.  All agreements of the Trustee in the Indenture shall bind its successors. Any act or proceeding pursuant to any provision of the Indenture authorized or required to be done or performed by any board, committee or officer of an Issuer shall and may be done and performed with like force and effect by the like board, committee or officer of any successor.

Section 13.08                      Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture, and each party hereto may sign any number of separate copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.09                      Indenture and Notes to Be Construed in Accordance with the Laws of the State of New York.

THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, EACH NOTE AND THE GUARANTEES SHALL BE DEEMED TO BE NEW YORK CONTRACTS, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

Section 13.10                      Provisions Required by TIA to Control.

If and to the extent that any provision of the Indenture limits, qualifies or conflicts with another provision included in the Indenture which is required to be included in an indenture qualified under the TIA by any of Sections 310 to 318, inclusive, of the TIA, such required provision shall control.

Section 13.11                      Rules by Trustee, Paying Agent and Registrar.

The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar and any Paying Agent may make reasonable rules for their functions.

Section 13.12                      Severability.

In case any provision in the Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13                      Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have executed this Supplemental Indenture as of the date first written above.

ISSUERS:

MARKWEST ENERGY FINANCE CORPORATION

By:		/s/ Nancy Buese
Name:		Nancy Buese
Title:		Executive Vice President and Chief Financial Officer

MARKWEST ENERGY PARTNERS, L.P.

	By:	MarkWest Energy GP, L.L.C.
its General Partner

By:		/s/ Nancy Buese
Name:		Nancy Buese
Title:		Executive Vice President and Chief Financial Officer

Signature Page to Fifteenth Supplemental Indenture

SUBSIDIARY GUARANTORS:

MARKWEST HYDROCARBON, INC.

By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

MARKWEST ENERGY GP, L.L.C.

By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

MASON PIPELINE LIMITED LIABILITY COMPANY

	By:	MarkWest Hydrocarbon, Inc.,
its Sole Member

By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

MARKWEST ENERGY OPERATING COMPANY, L.L.C.

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Fifteenth Supplemental Indenture

MARKWEST BLACKHAWK, L.L.C.
MARKWEST ENERGY APPALACHIA, L.L.C.
MARKWEST ENERGY EAST TEXAS GAS COMPANY, L.L.C.
MARKWEST ENERGY SOUTH TEXAS GAS COMPANY, L.L.C.
MARKWEST GAS MARKETING, L.L.C.
MARKWEST GAS SERVICES, L.L.C.
MARKWEST JAVELINA COMPANY, L.L.C.
MARKWEST JAVELINA PIPELINE COMPANY, L.L.C.
MARKWEST LIBERTY GAS GATHERING, L.L.C.
MARKWEST MARKETING, L.L.C.
MARKWEST MICHIGAN PIPELINE COMPANY, L.L.C.
MARKWEST MOUNTAINEER PIPELINE COMPANY, L.L.C.
MARKWEST NEW MEXICO, L.L.C.
MARKWEST OKLAHOMA GAS COMPANY, L.L.C.
MARKWEST PINNACLE, L.L.C.
MARKWEST PIPELINE COMPANY, L.L.C.
MARKWEST PNG UTILITY, L.L.C.
MARKWEST POWER TEX, L.L.C.
MARKWEST TEXAS LPG PIPELINE, L.L.C.
MARKWEST TEXAS PNG UTILITY, L.L.C.
MARKWEST UTICA OPERATING COMPANY, L.L.C.
WEST SHORE PROCESSING COMPANY, L.L.C.

	By:	MarkWest Energy Operating Company, L.L.C.,
its Sole Member

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Fifteenth Supplemental Indenture

MATREX, L.L.C.

	By:	West Shore Processing Company, L.L.C.
its Sole Member and Manager

	By:	MarkWest Energy Operating Company, L.L.C.,
its Sole Member and Manager

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

MARKWEST MCALESTER, L.L.C.
MARKWEST BUFFALO CREEK GAS COMPANY, L.L.C.

	By:	MarkWest Oklahoma Gas Company, L.L.C.,
its Sole Member

	By:	MarkWest Energy Operating Company, L.L.C.,
its Managing Member

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Fifteenth Supplemental Indenture

MARKWEST RANGER PIPELINE COMPANY, L.L.C.

	By:	MarkWest Energy Appalachia, L.L.C.,
its Sole Member

	By:	MarkWest Energy Operating Company, L.L.C.,
its Sole Member

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Fifteenth Supplemental Indenture

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

Signature Page to Fifteenth Supplemental Indenture

SCHEDULE A

Schedule of Subsidiary Guarantors

MarkWest Hydrocarbon, Inc.

MarkWest Energy GP, L.L.C.

Mason Pipeline Limited Liability Company

MarkWest Energy Operating Company, L.L.C.

MarkWest Blackhawk, L.L.C.

MarkWest Energy Appalachia, L.L.C.

MarkWest Energy East Texas Gas Company, L.L.C.

MarkWest Energy South Texas Gas Company, L.L.C.

MarkWest Gas Marketing, L.L.C.

MarkWest Gas Services, L.L.C.

MarkWest Javelina Company, L.L.C.

MarkWest Javelina Pipeline Company, L.L.C.

MarkWest Liberty Gas Gathering, L.L.C.

MarkWest Marketing, L.L.C.

MarkWest Michigan Pipeline Company, L.L.C.

MarkWest Mountaineer Pipeline Company, L.L.C.

MarkWest New Mexico, L.L.C.

MarkWest Oklahoma Gas Company, L.L.C.

MarkWest Pinnacle, L.L.C.

MarkWest Pipeline Company, L.L.C.

MarkWest PNG Utility, L.L.C.

MarkWest Power Tex, L.L.C.

MarkWest Texas LPG Pipeline, L.L.C.

MarkWest Texas PNG Utility, L.L.C.

MarkWest Utica Operating Company, L.L.C.

West Shore Processing Company, L.L.C.

Matrex, L.L.C.

MarkWest McAlester, L.L.C.

MarkWest Buffalo Creek Gas Company, L.L.C.

MarkWest Ranger Pipeline Company, L.L.C.

Exhibit A

FORM OF NOTE

(Face of Note)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

CUSIP: 570506AT2

4.875% Senior Notes due 2025

No.	$

MARKWEST ENERGY PARTNERS, L.P.
and
MARKWEST ENERGY FINANCE CORPORATION

promise to pay to                                  or registered assigns, the principal sum of                                                    dollars of the United States of America [or such greater or lesser amount as may from time to time be endorsed on the Schedule of Exchanges of Interests in the Global Note](2)  on June 1, 2025.

Interest Payment Dates: June 1 and December 1 of each year

(1)  This is included in Global Notes only.

(2)  This is included in Global Notes only.

Exhibit A-1

Record Dates: May 15 and November 15

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authorization hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit of the Indenture or be valid or obligatory for any purpose.

[Signature pages follow]

Exhibit A-2

MARKWEST ENERGY FINANCE CORPORATION	MARKWEST ENERGY PARTNERS, L.P.

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	By:
Name:	Name:
Title:	Title:

Certificate of Authentication:

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Date of Authentication: ,

Exhibit A-3

[Back of Note]

4.875% Senior Notes due 2025

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                      Interest.  MarkWest Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and MarkWest Energy Finance Corporation, a Delaware corporation (“MarkWest Finance” and, together with the Partnership, the “Issuers”), promise to pay interest on the principal amount of this Note at 4.875% per annum.  The Issuers will pay interest semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 2, 2015; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 1, 2015.  The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, without regard to any applicable grace periods, from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.                                      Method of Payment.  The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 3.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium and interest at the office or agency of the Paying Agent maintained for such purpose in Dallas, Texas, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Register, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and premium on, all Global Notes and all other Notes aggregating more than $1.0 million in principal amount the Holders of which shall have provided wire transfer instructions to an account in the United States to the Issuers.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                      Paying Agent and Registrar.  Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without prior notice to any Holder.  The Issuers or any of their Subsidiaries may act in any such capacity.

4.                                      Indenture.  The Issuers issued the Notes under an Indenture dated as of November 2, 2010 among the Issuers, the Subsidiary Guarantors named therein and the Trustee, as

Exhibit A-4

supplemented and amended by the Fifteenth Supplemental Indenture, dated as of June 2, 2015 among the Issuers, the Subsidiary Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling to the extent permitted by law.  The Notes are unsecured general obligations of the Issuers.

5.                                      Optional Redemption.  Subject to the additional terms and conditions set forth in the Indenture:

(a)                                 The Issuers may redeem all or, from time to time, a part of the Notes, at a redemption price equal to:

(i)                                     if the redemption date is prior to March 1, 2025, the greater of (i) 100% of the principal amount of the Notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to March 1, 2025 (exclusive of any accrued interest) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points; or

(ii)                                  if the redemption date is on or after March 1, 2025, 100% of the principal amount of the Notes to be redeemed,

plus, in each case, any interest accrued but not paid to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date.

(b)                                 In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer or an Alternate Offer and the Partnership purchases all of the Notes held by such Holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’ notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer, as the case may be, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the notes that remain outstanding, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

6.                                      Mandatory Redemption.  Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the Holders.

7.                                      Repurchase at Option of Holder.  Subject to the additional terms and conditions set forth in the Indenture:

Exhibit A-5

If there is a Change of Control, each Holder of Notes will have the right to require the Partnership to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes (the “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase.  Within 30 days following any Change of Control, the Partnership shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture and information regarding such other matters as is required under Section 5.06 of the Indenture.  The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below and tendering this Note pursuant to the Change of Control Offer.

If the Issuers or any Restricted Subsidiary of the Partnership consummates an Asset Sale, in certain circumstances specified in Section 5.07 of the Indenture the Issuers shall commence a pro rata offer to all Holders of Notes and all holders of other Indebtedness that is pari passu in right of payment with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 4.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase in accordance with the procedures set forth in the Indenture.  If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds allocated for repurchase of Notes, the Trustee shall select the Notes to be purchased on a pro rata basis.  Holders of Notes that are the subject of an Asset Sale Offer will receive an offer to purchase from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8.                                      Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a Legal Defeasance, Covenant Defeasance or Discharge.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption unless the Issuers defaults in making such redemption payment.

9.                                      Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the portion of any Note being redeemed in part that is not being redeemed.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a

Exhibit A-6

notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

10.                               Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.                               Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes.  Without the consent of any Holder of a Note, the Indenture, the Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of Certificated Notes, to provide for the assumption of an Issuer’s or a Subsidiary Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of such Issuer’s or Subsidiary Guarantor’s properties or assets, as applicable, to add or release Subsidiary Guarantors pursuant to the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or surrender any right or power conferred upon the Issuers or the Subsidiary Guarantors by the Indenture that does not adversely affect the rights under the Indenture of any such Holder, to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee, to add additional Events of Default, to secure the Notes and/or the Guarantees or to provide for the reorganization of the Partnership as any other form of entity.

12.                               Defaults and Remedies.  Events of Default include in summary form: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Partnership or any of its Restricted Subsidiaries to comply with Section 6.01 of the Indenture; (iv) failure by the Partnership to comply with the provisions described under Section 4.09, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.13, 5.14 or 5.15 of the Indenture for 30 days or under Section 5.16 of the Indenture for 90 days, in each case after notice to the Issuers by the Trustee or to the Issuers and Trustee by Holders of at least 25% in aggregate principal amount of the Notes then outstanding (provided that no such notice need be given, and an Event of Default shall occur, 30 days after a failure to comply with the covenants in Section 5.08 or 5.09 of the Indenture, unless theretofore cured), in each case other than a failure to purchase Notes which will constitute an Event of Default under clause (ii) above; (v) failure by the Partnership to comply with any of its other agreements in the Indenture for 60 days after notice to the Issuers by the Trustee or to the Issuers and Trustee by Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by an Issuer or any Restricted Subsidiary of the Partnership (or the payment of which is guaranteed by an Issuer or any Restricted Subsidiary of the Partnership), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default (a) is caused by a failure to

Exhibit A-7

pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more; provided that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 30 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; (vii) the failure by an Issuer or any Restricted Subsidiary of the Partnership to pay final judgments entered by courts of competent jurisdiction aggregating in excess of $75.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any Guarantee of a Subsidiary Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Guarantee; and (ix) certain events of bankruptcy or insolvency with respect to an Issuer or any Restricted Subsidiary of the Partnership that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary.  If any Event of Default occurs and is continuing, the Trustee may or at the request of the Holders of at least 25% in aggregate principal amount of the then outstanding Notes shall declare all the Notes to be due and payable.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to an Issuer, all outstanding Notes will become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal or premium, if any, of the Notes.  The Issuers and the Subsidiary Guarantors are required to deliver to the Trustee annually an Officers’ Certificate regarding compliance with the Indenture, and the Issuers must, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.                               Trustee Dealings with Partnership.  The Trustee, in its commercial banking or any other capacity, may make loans to, accept deposits from, and perform services for the Partnership or its Affiliates, and may otherwise deal with the Partnership or its Affiliates, as if it were not the Trustee.

14.                               Personal Liability of Directors, Officers, Employees and Unitholders; No Recourse Against General Partner. No past, present or future director, officer, partner, employee,

Exhibit A-8

incorporator, manager or unitholder or other owner of Equity Interests of the Issuers, the General Partner, or any Subsidiary Guarantor, as such, shall have any liability for any Obligations of the Issuers or the Subsidiary Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

15.                               Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.                               Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.                               CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.  The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.

Requests may be made to:

MarkWest Energy Partners, L.P.

1515 Arapahoe St., Tower 1, Suite 1600

Denver, Colorado, 80202

Attention:  Chief Financial Officer

Exhibit A-9

[FORM OF ASSIGNMENT]

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type name, address and zip code of assignee)

and irrevocably appoint                                                                                                                      to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee*

*                                         NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

Exhibit A-10

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Partnership pursuant to Sections 4.09 and 5.07 or Section 5.06 of the Indenture, check the box below:

☐ Sections 4.09 and 5.07	☐ Section 5.06

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Sections 4.09 and 5.07 or Section 5.06 of the Indenture, state the amount you elect to have purchased (must be a minimum of $2,000 or an integral multiple of $1,000 in excess thereof):

$

Date:	Your Signature:

Date:	Your Signature:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee*

*                                         NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

Exhibit A-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Signature of authorized signatory of Trustee or Note Custodian	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase

*                                         This schedule should only be included if the Note is issued in global form.

Exhibit A-12

EXHIBIT B

FORM OF GUARANTEE NOTATION

Subject to the limitations set forth in the Indenture (the “Indenture”) referred to in the Note upon which this notation is endorsed, each of the entities listed on Schedule A thereto (hereinafter referred to as the “Subsidiary Guarantors,” which term includes any successor or additional Subsidiary Guarantor under the Indenture) (i) has unconditionally guaranteed: (a) the due and punctual payment of the principal of, premium and interest on the Notes, whether at maturity or interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of, premium and interest if lawful, on the Notes, (c) the due and punctual payment or performance of all other Obligations of the Issuers to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the prompt payment in full thereof when due or performance thereof in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee.

This Guarantee Notation is subject to the limitations set forth in the Indenture, including Article XI thereof.

No member, manager, stockholder, partner, officer, employee, director or incorporator, as such, past, present or future, of the Subsidiary Guarantors shall have any personal liability under this Guarantee by reason of his or its status as such member, manager, partner, stockholder, officer, employee, director or incorporator.

The Guarantee shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

Each Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this notation of Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

The Subsidiary Guarantors may be released from their Guarantees upon the terms and subject to the conditions provided in the Indenture.

Exhibit B-1

Subsidiary Guarantors:

MARKWEST HYDROCARBON, INC.

By:
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

MARKWEST ENERGY GP, L.L.C.

By:
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

MASON PIPELINE LIMITED LIABILITY COMPANY

	By:	MarkWest Hydrocarbon, Inc.,
its Sole Member

By:
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

MARKWEST ENERGY OPERATING COMPANY, L.L.C.

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

Exhibit B-2

MARKWEST BLACKHAWK, L.L.C.
MARKWEST ENERGY APPALACHIA, L.L.C.
MARKWEST ENERGY EAST TEXAS GAS COMPANY, L.L.C.
MARKWEST ENERGY SOUTH TEXAS GAS COMPANY, L.L.C.
MARKWEST GAS MARKETING, L.L.C.
MARKWEST GAS SERVICES, L.L.C.
MARKWEST JAVELINA COMPANY, L.L.C.
MARKWEST JAVELINA PIPELINE COMPANY, L.L.C.
MARKWEST LIBERTY GAS GATHERING, L.L.C.
MARKWEST MARKETING, L.L.C.
MARKWEST MICHIGAN PIPELINE COMPANY, L.L.C.
MARKWEST MOUNTAINEER PIPELINE COMPANY, L.L.C.
MARKWEST NEW MEXICO, L.L.C.
MARKWEST OKLAHOMA GAS COMPANY, L.L.C.
MARKWEST PINNACLE, L.L.C.
MARKWEST PIPELINE COMPANY, L.L.C.
MARKWEST PNG UTILITY, L.L.C.
MARKWEST POWER TEX, L.L.C.
MARKWEST TEXAS LPG PIPELINE, L.L.C.
MARKWEST TEXAS PNG UTILITY, L.L.C.
MARKWEST UTICA OPERATING COMPANY, L.L.C.
WEST SHORE PROCESSING COMPANY, L.L.C.

	By:	MarkWest Energy Operating Company, L.L.C.,
its Sole Member

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

Exhibit B-3

MATREX, L.L.C.

By:	West Shore Processing Company, L.L.C.
its Sole Member and Manager

By:	MarkWest Energy Operating Company, L.L.C.,
its Sole Member and Manager

By:	MarkWest Energy Partners, L.P.,
its Managing Member

By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:
Name: Nancy Buese
Title: Executive Vice President and Chief Financial Officer

MARKWEST MCALESTER, L.L.C.
MARKWEST BUFFALO CREEK GAS COMPANY, L.L.C.

By:	MarkWest Oklahoma Gas Company, L.L.C.,
its Sole Member

By:	MarkWest Energy Operating Company, L.L.C.,
its Managing Member

By:	MarkWest Energy Partners, L.P.,
its Managing Member

By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:
Name: Nancy Buese
Title: Executive Vice President and Chief Financial Officer

Exhibit B-4

MARKWEST RANGER PIPELINE COMPANY, L.L.C.

By:	MarkWest Energy Appalachia, L.L.C.,
its Sole Member

By:	MarkWest Energy Operating Company, L.L.C.,
its Sole Member

By:	MarkWest Energy Partners, L.P.,
its Managing Member

By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:
Name: Nancy Buese
Title: Executive Vice President and Chief Financial Officer

Exhibit B-5

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE, dated as of                            ,          is among MarkWest Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), MarkWest Energy Finance Corporation, a Delaware corporation (“MarkWest Finance” and, together with the Partnership, the “Issuers”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the initial Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of November 2, 2010 (as supplemented and amended by the Fifteenth Supplemental Indenture dated as of June 2, 2015, the “Indenture”), pursuant to which the Issuers have issued $1,200,000,000 in principal amount of 4.875% Senior Notes due 2025 (the “Notes”);

WHEREAS, Section 10.01 of the Indenture provides that the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture in order to add Subsidiary Guarantors pursuant to Section 5.13 or 6.01(c) thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Subsidiary Guarantors and the Trustee.

ARTICLE II

From this date, in accordance with Section 4.13 or 5.01(c) and by executing this Supplemental Indenture, the Subsidiary Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article XI thereunder.

Exhibit C-1

ARTICLE III

Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers and the Subsidiary Guarantors, and the Trustee makes no representation with respect to any such matters.  Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

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Exhibit C-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

MARKWEST ENERGY PARTNERS, L.P.
BY: MARKWEST ENERGY GP, L.L.C.,
ITS GENERAL PARTNER

By:
Name:
Title:

MARKWEST ENERGY FINANCE CORPORATION

By:
Name:
Title:

SUBSIDIARY GUARANTORS
[ ]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

Exhibit C-3